                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                                 MONARCH BANCORP

                                       AND

                                  WESTERN BANK


                              DATED: MARCH 21, 1996

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .              1

THE MERGER AND RELATED MATTERS . . . . . . . . . . . . . . . . .              8

THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . .             10

REPRESENTATIONS AND WARRANTIES OF BANK . . . . . . . . . . . . .             11

REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . .             22

COVENANTS OF THE BANK PENDING EFFECTIVE TIME . . . . . . . . . .             29

COVENANTS OF THE COMPANY PENDING EFFECTIVE TIME. . . . . . . . .             40

MEETING OF SHAREHOLDERS AND FEDERAL SECURITIES LAWS. . . . . . .             45

CONDITIONS PRECEDENT TO THE CONTEMPLATED TRANSACTIONS. . . . . .             47

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANK. . . . . . . . .             48

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY . . . . .             50

DISSENTING SHAREHOLDERS OF BANK. . . . . . . . . . . . . . . . .             52

EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . .             52

TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . .             52

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .             54



EXHIBITS:

AGREEMENT OF MERGER. . . . . . . . . . . . . . . . . . . . . . .      EXHIBIT A

STOCK OPTION REPURCHASE AND CANCELLATION AGREEMENT . . . . . . .      EXHIBIT B

AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .      EXHIBIT C

                      AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as the "Agreement") is made and entered into as of March 21, 1996, by and between WESTERN BANK (the "Bank"), a California banking corporation, and MONARCH BANCORP (the "Company"), a California corporation.


                                 R E C I T A L S

          A. The Bank is a banking corporation duly organized and existing under the laws of the State of California with its principal office in the City of Los Angeles, County of Los Angeles, State of California. The Company is a bank holding company duly organized and existing under the laws of the State of California with its principal office in the City of Laguna Niguel, County of Orange, State of California.

          B. The parties desire to provide for the acquisition by the Company of all of the outstanding shares of Bank Stock (as defined below) pursuant to the Merger (as defined below), subject to the terms and conditions specified herein, as follows:

               (a) The Company will establish Monarch Merger Corporation (as defined below) as a wholly-owned subsidiary;

               (b) The Bank and Monarch Merger Corporation will enter into an Agreement of Merger (as defined below) providing for the merger of Monarch Merger Corporation and the Bank under the charter of the Bank; and

          C. At the Effective Time (hereinafter defined below) of the Merger, all of the issued and outstanding shares of the Bank's Common Stock, except for shares of its Common Stock held by Dissenting Shareholders (as hereinafter defined below), shall be converted into and exchanged for cash, at the Per Share Price (as defined below) all upon the terms and subject to the conditions hereinafter set forth.

          Accordingly, to consummate the transactions set forth above and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.1 DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings set forth below unless the context otherwise requires:

          "Affiliate" means any Person (as defined below) that directly, or through one or more intermediaries controls, or is controlled by, or is under common control with, the Person specified.

          "Aggregate Book Value" shall mean shareholders equity as of December 31, 1995 as determined in accordance with generally accepted accounting principles consistently applied, plus adjustments resulting from the exercise of Bank options (as defined below).

          "Aggregate Option Price" shall have the meaning given such term in
Section 2.8.

          "Aggregate Purchase Price" shall have the meaning given such term in
Section 2.4.

          "Agreement of Merger" shall mean the Agreement of Merger to be entered into by and between Monarch Merger Corporation and the Bank (as defined below) substantially in the form of EXHIBIT "A" hereto, but subject to any changes that may be necessary to conform to any requirements of any Governmental Entity having authority over the Merger.

          "Alternative Transaction" shall have the meaning given such term in
Section 6.5.

          "BHC Act" shall mean the Bank Holding Company Act of 1956, as amended.

          "Bank" shall mean Western Bank.

          "Bank Employment Agreements" shall mean any employment agreement, severance agreement, "golden parachute" agreement or any other agreement which provides for payments to employees of Bank upon termination of employment, including termination after a change in control.

          "Bank Filings" shall have the meaning given such term in Section 4.18.

          "Bank Incentive Compensation Plan" shall mean the Western Bank Stock Bonus Plan and Trust Agreement.

          "Bank Options" shall mean options to purchase Bank Stock (as defined below) pursuant to the Bank Stock Option Plan (as defined below).

          "Bank Stock" shall mean the common stock, no par value, of Bank.

          "Bank Stock Option Plan" shall mean the Western Bank 1987 Stock Option Plan.

          "Bank Financial Statements" shall have the meaning given such term in
Section 4.4.

          "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks in California are authorized or required to be closed.

          "Charter Documents" shall mean, with respect to any business organization, any certificate or articles of incorporation or association, any bylaws, any partnership agreement and any other similar documents that regulate the basic organization of the business organization and its internal relations.

          "Closing" shall mean the consummation of the transactions contemplated by this Agreement on the Closing Date (as defined below) at the head office of the Company, 30000 Town Center Drive, Laguna Niguel, California, or at such other place as the Parties (as defined below) may agree upon.

          "Closing Date" shall mean, unless the Parties (as defined below) agree on another date, the first Friday as soon as possible following the Determination Date, and in no case more than 30 days following the receipt of the approvals and consents and expiration of the waiting periods specified in
Section 9.1 have occurred and/or have been obtained, the receipt of the necessary cash capital by the Company in order to complete the transaction as contemplated by this Agreement, and satisfaction of the remaining conditions to the transaction as contemplated by this Agreement.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and all regulations thereunder.

          "Company Option Cancellation Agreement" shall mean an agreement, substantially in the form of EXHIBIT "B" hereto.

          "Company Stock Option Plan" shall mean the Monarch Bancorp 1993 Stock Option Plan.

          "Company Financial Statements" shall have the meaning given such term in Section 5.4.

          "Company Stock" shall mean the common stock, no par value, of the Company.

          "Confidential Information" shall mean all information heretofore or hereafter provided by the Bank to the Company or obtained from the Bank by the Company, which is information related to the business, financial position or operations of the Bank (such information to include, by way of example only and not of limitation, client lists, pricing information, company manuals, internal memoranda, strategic plans, budgets, forecasts, projections, computer models and marketing plans). Notwithstanding the foregoing, "Confidential Information" shall not include any information that (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of an improper disclosure directly or indirectly by the Company or any of its officers, directors, employees or other representatives), (ii) was available to the Company on a non-confidential basis from a source other than from the Company, provided that such source learned the information independently and is not and was not bound by a confidentiality agreement with respect to the information, or the Board of Directors of the Bank is advised in writing by outside legal counsel that in the exercise of the fiduciary obligations of the Board of Directors such information is required to be disclosed, or

(iii) has been independently acquired or developed by the Company without violating any obligations under this Agreement.

          "Consents" shall mean every consent, approval, absence of disapproval, waiver or authorization from, or notice to, or registration or filing with, any Person (as defined below).

          "CRA" shall mean the Community Reinvestment Act.

          "Deposit" shall mean any deposit as defined in Section 3(l) of the Federal Deposit Insurance Act, as amended, to the date of this Agreement (12 USC
Section 1813(l)).

          "Determination Date" shall mean the last day of the month preceding the Effective Time of the Merger (as defined below), unless the Parties as defined below mutually agree to another day.

          "Directors' Agreement" shall mean an agreement, substantially in the form of EXHIBIT "C" hereto, pursuant to which each signatory shall agree to vote or cause to be voted all shares of Bank Stock with respect to which such Person has voting power on the date hereof or hereafter acquires to approve the Agreement and the transactions contemplated hereby and all requisite matters related thereto.

          "DPC Property" shall mean voting securities, other personal property and real property acquired by foreclosure or otherwise, in the ordinary course of collecting a debt previously contracted in good faith, retained with the object of sale for a period not longer than one year, or any applicable statutory holding period, and recorded in the holder's business records as such.

          "Effective Time of the Merger" shall mean the date and time of the filing of the Agreement of Merger with the Secretary of State (as defined below).

          "Encumbrance" shall mean any option, pledge, security interest, lien, mechanic's lien, charge, encumbrance or restriction (whether on voting, disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

          "Environmental Law" shall mean any federal, state, provincial or local statute, law, ordinance, rule, regulation, order, consent, decree, judicial or administrative decision or directive of the United States or other jurisdiction whether now existing or as hereinafter promulgated, issued or enacted relating to: (A) pollution or protection of the environment, including natural resources; (B) exposure of persons, including employees, to Hazardous Substances (as defined below) or other products, materials or chemicals; (C) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of chemical or other substances from industrial or commercial activities; or (D) regulation of the manufacture, use or introduction into commerce of substances, including, without limitation, their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage and disposal. For the purposes of this definition the term "Environmental Law" shall include, without limiting the foregoing, the following statutes, as amended from time to time: (1) the Clean Air Act, as amended, 42 U.S.C. Section 7401 ET SEQ.; (2) the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251 ET SEQ.; (3) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 ET SEQ., (4) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C Section 2601 ET SEQ.; (5) the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 ET SEQ.; (6) the Occupational Safety and Health Act, as amended, 29 U.S.C.
Section 651; (7) the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. Section 1101 ET SEQ.; (8) the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 ET SEQ.; (9) the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ.; and (10) all comparable state and local laws, laws of other jurisdictions or orders and regulations including, but not limited to, the Carpenter-Presley- Tanner Hazardous Substance Account Act, Cal. Health & Safety Code Section 25300 ET SEQ.

          "Equity Securities" shall mean the capital stock of Bank or any options, rights, warrants or other rights to subscribe for or purchase, or any plans, contracts or commitments that are exercisable in, such capital stock or that provide for the issuance of, or grant the right to acquire, or are convertible into, or exchangeable for, such capital stock.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations thereunder.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations thereunder.

          "Exchange Agent" shall mean the financial institution appointed by the Company, subject to the reasonable approval of the Bank, to effect the exchange contemplated by Section 2.5.

          "Executive Officer'' shall mean a natural person who participates or has the authority to participate (other than in the capacity of a director) in major policy making functions, whether or not such person has a title or is serving with salary or other compensation.

          "FDIC" shall mean the Federal Deposit Insurance Corporation.

          "FRB" shall mean the Board of Governors of the Federal Reserve System.

          "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative agency, department, commission, board, bureau or other regulatory or governmental authority or instrumentality.

          "Hazardous Substances" shall mean (i) substances that are defined or listed in, or otherwise classified pursuant to, or the use or disposal of which are regulated by, any Environmental Law as "hazardous substances, " "hazardous materials, " "hazardous wastes," toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity;" (ii) oil, petroleum or petroleum derived from substances and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (iii) any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which pose a hazard to any property or to Persons on or about such property; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Material Adverse Change" shall mean such a change or event if its impact causes or is reasonably expected to cause (i) a reduction in the Bank's earnings in each of the Bank's next two fiscal years by more than $1,000,000,
(ii) a reduction in the Bank's CAMEL rating, (iii) a reduction in the Bank's CRA rating to less than "2", or (iv) a reduction in shareholders' equity to less than 90% of the Bank's shareholders' equity at December 31, 1995 as determined in accordance with GAAP.

          "Material Contract" shall have the meaning given such term in Section 4.12.

          "Merger" shall mean the merger of the Monarch Merger Corporation with and into the Bank.

          "Monarch Bank" shall mean the wholly-owned California state-chartered bank subsidiary of the Company.

          "Monarch Bank Stock" shall mean the common stock, no par value, of Monarch Bank.

          "Monarch Merger Corporation" shall mean the interim California corporation established by the Company solely for the purpose of effecting the Merger.

          "Monarch Merger Corporation Stock" shall mean the common stock, no par value, of Monarch Merger Corporation.

          "Party" shall mean either the Company or the Bank and "Parties" shall mean both the Company and Bank.

          "Per Share Price" shall mean $17.25 per share if the Closing Date shall occur on or before September 30, 1996, and $17.50 per share if the Closing Date shall occur after September 30, 1996 and on or before December 31, 1996.

          "Perfected Dissenting Shares" shall mean shares of Bank Stock the holders of which have satisfied the requirements of Section 1300 (as defined below) and have not effectively withdrawn or lost their dissenters' rights under
Section 1300.

          "Permit" shall mean any United States federal, foreign, state, local or other license, permit, franchise, certificate of authority, order or approval necessary or appropriate under any applicable Rule (as defined below).

          "Person" shall mean any natural persons corporation, trust, association, unincorporated body, partnership, joint venture, Governmental Entity, statutorily or regulatory sanctioned unit or any other person or organization.

          "Proxy Statement" shall have the meaning given such term in Section
6.8.

          "Real Property" shall have the meaning given such term in subsection
(a) of Section 4.6.

          "Representatives" shall have the meaning given such term in subsection
(a) of Section 6. 3.

          "Rule" shall mean any statute or law or any judgment, decree, injunction, order, regulation or rule of any Governmental Entity, including, without limitation, those relating to disclosure, usury, equal credit opportunity, equal employment, fair credit reporting and anticompetitive activities.

          "Secretary of State" shall mean the Secretary of State of the State of California.

          "Section 1300" shall mean Section 1300 ET SEQ. of the California Corporations Code.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations thereunder.

          "Superintendent" shall mean the Superintendent of Banks of the State of California.

          "Surviving Bank" shall mean the bank surviving the Merger.

          "Surviving Bank Stock" shall mean the common stock, no par value, of the Surviving Bank.

          "Tax Filings" shall have the meaning given such term in Section 4.8.

          "The Company" shall mean Monarch Bancorp, a California corporation.

          "The Company Stock" shall mean the common stock, no par value, of the Company.

          "The Company Financial Statements" shall have the meaning given such term in Section 5.4.

          "Third Party Consent" shall have the meaning given such term in Sections 6.17 and 7.9.

          "To the knowledge" and "to the best knowledge" shall have the meanings given such terms in Section 15.15.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

          2.1 THE MERGER. The Company agrees that it will use its best efforts, with all necessary cooperation of Bank, to perfect the organization of Monarch Merger Corporation in accordance with the California Corporations Code prior to the Closing Date. The directors and officers of Monarch Merger Corporation, and the Articles of Incorporation and Bylaws of Monarch Merger Corporation, shall be determined by the Company. Subject to the provisions of this Agreement, the Parties agree to request that the approval of the Merger to be issued by the Superintendent, the FDIC and the FRB on or prior to the Closing Date shall provide that the Merger shall become effective (the "Effective Time of the Merger") as of the Closing Date. The Bank shall cause its officers to execute the Agreement of Merger, as well as all other necessary documents, in order to effect the Merger in accordance with the terms hereof as requested by the Company. At the Effective Time of the Merger, the following transactions will occur simultaneously:

               (a) MERGER OF BANK AND MONARCH MERGER CORPORATION. Bank and Monarch Merger Corporation shall be merged under the certificate of authority of Bank.

               (b) EFFECT ON BANK STOCK. Subject to Section 2.3, each share of Bank Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and at the Effective Time of the Merger, pursuant to the Agreement of Merger and without any further action on the part of Bank or the holders of Bank Stock, be automatically cancelled and cease to be an issued and outstanding share of Bank Stock, and shall be exchanged for and converted into the right to receive the Per Share Price.

               (c) EFFECT ON MONARCH MERGER CORPORATION STOCK. Each share of Monarch Merger Corporation Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and at the Effective Time of the Merger, pursuant to the Agreement of Merger and without any further action on the part of Bank or the holder of the Monarch Merger Corporation Stock be converted into, and shall for all purposes be deemed to represent, one share of Surviving Bank Stock, and one certificate representing one share of the Surviving Bank Stock will be issued to the Company.

          2.2 EFFECT OF THE MERGER. At the Effective Time of the Merger, the corporate existence of Monarch Merger Corporation and Bank shall be merged into and continued in the Surviving Bank, and the Surviving Bank shall be deemed the same corporation as each corporation participating in the Merger. All rights, franchises, and interests of Monarch Merger Corporation and Bank in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer and the Surviving Bank shall hold and enjoy all rights of property, franchises and interests, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by any one of the consolidating corporations at the Effective Time of the Merger.

          2.3 DISSENTING SHAREHOLDERS. Any Perfected Dissenting Shares shall not be converted into the right to receive the Per Share Price, but the holders thereof shall be entitled only to such rights as are granted them by Section 1300. Each dissenting shareholder who is entitled to payment for his shares of Bank Stock under Section 1300 shall receive such payment in an amount as determined pursuant to Section 1300.

          2.4 THE AGGREGATE PURCHASE PRICE AND PER SHARE PRICE. The Aggregate Purchase Price shall be equal to the sum of (i) the product of the number of shares outstanding on the Closing Date and the Per Share Price and (ii) the Aggregate Option Price.

          2.5 DELIVERY OF CASH. At the Closing, the Company will deliver to the Exchange Agent an amount of cash equal to the Aggregate Purchase Price.
Delivery to such holders of the cash to which they are entitled will subsequently be made by the Exchange Agent against delivery of share certificates formerly evidencing Bank Stock (duly executed and in proper form for transfer) to the Exchange Agent in accordance with this Section 2.5 and an agreement to be entered into between the Company and the Exchange Agent.

          2.6 NAME OF SURVIVING BANK. The name of the Surviving Bank shall be "Western Bank."

          2.7 DIRECTORS AND OFFICERS OF SURVIVING BANK. At the Effective Time of the Merger, the directors of the Bank immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Bank until their successors have been chosen and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank. The officers of the Bank at the Effective Time of the Merger shall be the officers of the Surviving Bank until they resign or are replaced or terminated by the Board of Directors of the Surviving Bank or otherwise in accordance with the Surviving Bank's Charter Documents.

          2.8 STOCK OPTIONS. Immediately prior to the Effective Time of the Merger, each holder of a Bank Option will be given the opportunity to, in whole or in part, cancel such option and receive at the Closing an amount in cash equal to the number of shares of Bank Stock covered by such option multiplied by the number obtained by subtracting the exercise price of such option from the Per Share Price in effect on the Closing Date (the total of sum of such payments for all Bank Options so cancelled shall be defined as the "Aggregate Option Price"). If the Company and each holder of a Bank Option should otherwise agree, the Company shall assume at the Closing such option under its 1993 Stock Option Plan so that the economic value of such Bank Options (as measured by the number of shares of Bank Stock covered by such Bank Option multiplied by the Per Share Price, minus the exercise price of such Bank Option) will be preserved and shall also be entitled to the benefits of the Company Option Cancellation Agreement. All remaining Bank Options which are entitled to participate in the Aggregate Option Price but the holder of a Bank Option elects not to participate in the Aggregate Option Price shall be cancelled immediately prior to the Effective Time of the Merger.

          2.9 DIRECTORS' AGREEMENTS. Concurrently with the execution of this Agreement, Bank shall cause each of its directors to enter into the Directors' Agreement.

          2.10 TRANSMITTAL LETTER. Immediately after the Effective Time of the Merger, the Company shall instruct the Exchange Agent to mail appropriate transmittal materials to the former stockholders of Bank stock, and the form of such transmittal letter shall be subject to the reasonable approval of the Bank.

          2.11 ASSIGNMENT RIGHTS OF THE COMPANY. If the Company determines in good faith, and after consultation with the Bank, that it is unable to obtain any and all necessary regulatory permits and approvals as provided in Section 9.1, the Company shall have the right without receiving approval from the Bank to assign all of the Company rights hereunder to Castle Creek Partners, Fund I or its affiliates or shareholder(s) ("CCP") if, but only if (i) CCP has available cash or binding commitments from qualified buyers of an amount equal to not less than 80% of the Aggregate Purchase Price within 60 days from the date of this Agreement; (ii) CCP assumes all obligations of the Company under this Agreement; and (iii) no presumptive disqualification exists with respect to the receipt of any and all regulatory permits and approvals as provided in
Section 9.1. Notwithstanding the foregoing, any assignment by the Company of its rights hereunder to CCP shall not relieve the Company of its obligations under this Agreement if CCP does not perform its obligations.

                                   ARTICLE III

                                   THE CLOSING

          3.1 CLOSING DATE. Consummation of the transactions contemplated by this Agreement shall take place at the office of the Company, 30000 Town Center Drive, Laguna Niguel, California 92677, or such other location as may be agreed upon by the parties, on the Closing Date. The Effective Time shall occur following the last to occur of (i) the receipt of all approvals and consents specified in this Agreement and the expiration of the applicable waiting periods specified in Article IX, and (ii) satisfaction of the conditions precedent set forth in Articles IX, X and XI or written waiver of such conditions as provided herein (the "Closing Date", "Effective Time of the Merger" or "Effective Time").


          3.2 EXECUTION OF AGREEMENT OF MERGER. Prior to the Closing Date, and as soon as practicable after the organization of Monarch Merger Corporation, the Agreement of Merger (as amended, if necessary, to conform to any requirements of any Governmental Entity having authority over the Merger) shall be executed by Bank and Monarch Merger Corporation. On the Closing Date, the Merger shall become effective in accordance with the approvals granted by the Superintendent, the FDIC and the FRB, and the Agreement of Merger, bearing the certification of the Secretary of State, together with all requisite certificates shall be duly filed in the office of the Superintendent after being filed with the California Secretary of State with the approval of the Superintendent enclosed thereon, in accordance with the California Corporations Code and Section 4880 ET SEQ. of the California Financial Code.

          3.3 DOCUMENTS TO BE DELIVERED. At the Closing the Parties shall deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions called for in this Agreement. If, at any time after the Effective Time of the Merger, the Company or its successors or assigns shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable to further effectuate the transactions set forth herein or contemplated hereby, the officers and directors of the Parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BANK

          Bank represents and warrants to the Company as follows:

          4.1 ORGANIZATION AND GOOD STANDING. Bank is a California banking corporation duly organized and validly existing in good standing under the laws of the State of California and it has the corporate power and authority to carry on its business as presently conducted, and is authorized to transact business as a bank. Bank is not a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation in the manner and to the extent provided by law. The Bank has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The nature of its operations and the business transacted by it as of the date hereof make licensing and qualification in any other state or jurisdiction unnecessary. The Bank has delivered to the Company true and correct copies of its Articles of Incorporation and Bylaws, as amended and in effect as of the date hereof.

          4.2 CAPITALIZATION. The authorized capital stock of Bank consists of 10,000,000 shares of Common Stock, no par value, of which 3,543,156 shares are outstanding on the date hereof, all validly issued, fully paid and nonassessable (except for Section 662 of the California Financial Code). Except for stock options covering 425,725 shares of Bank Common Stock granted pursuant to the Bank Stock Option Plan, all of which options are currently exercisable, no unissued shares of the Bank's Common Stock or any other securities of the Bank are subject to any warrants, options, rights or commitments of any character, kind or nature and Bank is not obligated to issue or repurchase any shares of its Common Stock or any other security to or from any person except in accordance with the terms of the Bank Stock Option Plan and Agreements pursuant thereto, and true and correct copies, as amended and in effect as of the date hereof have been delivered to the Company. Exhibit 4.2 sets forth the name of each holder of a Bank stock option, the number of shares of Bank Common Stock covered by each such holder's option, the date of grant of each such holder's option, the exercise price per share, the vesting schedule for each such holder's option and the expiration date of each such holder's option.

          4.3 SUBSIDIARIES. Except for WBC Management Company, Inc., a California corporation, which is inactive, Bank does not own, directly or indirectly (except as pledgee pursuant to loans which are not in default), any equity position or other voting interest in any corporation, partnership, joint venture or other entity.

          4.4 FINANCIAL STATEMENTS. Bank has delivered to the Company copies of the audited Statements of Financial Condition of the Bank as of December 31, 1994 and 1995; Statements of Earnings, Stockholders' Equity and Cash Flows for each of the years ended December 31, 1994 and 1995, the related notes and related opinions thereon of Ernst & Young, LLP certified public accountants, with respect to such financial statements (the "Audited Bank Financial Statements"). The Bank has furnished the Company with true and correct copies of each management letter or other letter delivered to the Bank by Ernst & Young, LLP in connection with the Financial Statements of the Bank or relating to any review of the internal controls of the Bank by Grant Thornton and Ernst & Young, LLP since January 1, 1993. The Audited Bank Financial Statements: (i) present fairly the financial condition and results of operations of the Bank as of and for the dates or periods covered thereby in accordance with generally accepted accounting principles consistently applied throughout the periods involved; (ii) are based on the books and records of the Bank; (iii) contain and reflect reserves for all material accrued liabilities and for all reasonably anticipated losses, and set forth adequate reserves for loan losses and other contingencies to the extent required by GAAP; and (iv) none of the Bank Audited Financial Statements contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading under GAAP.

          4.5  BOOKS AND RECORDS.

               (a) The minute books of the Bank which have been made available to the Company contain (i) true, accurate and complete records of all meetings and actions taken by the Board of Directors, Board committees and shareholders of the Bank, and (ii) true and complete copies of its charter documents and bylaws and all amendments thereto.

               (b) The Bank has records which accurately and validly reflect, in all material respects, its transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects, executed in accordance with management's general or specific authorization, and (ii) recorded in conformity with GAAP; such records, to the extent they contain important information pertaining to the Bank which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques reasonably adequate for companies of the size of the Bank and in the businesses in which the Bank is engaged; and the data processing equipment and software used by the Bank in the operation of its businesses (including any disaster recovery facility) to generate and retrieve such records are reasonably adequate for companies of the size of the Bank and in the businesses in which the Bank is engaged.

          4.6 PROPERTY AND ASSETS. (a) Exhibit 4.6(a) sets forth a general description (including the character of the ownership of the Bank) of all real property of the Bank, including fees, leaseholds and all other interest in real property (including real property that is DPC Property) ("Real Property"). Except as set forth on Exhibit 4.6(a), (i) the Bank has good and marketable title, free and clear of any encumbrance, lien or charge of any kind or nature (except liens for taxes not yet due) to all of the property, real, mixed or intangible, reflected on the Bank's Financial Statements as of December 31, 1994 and 1995, except as reflected therein or in the notes thereto (except property sold or transferred or Encumbrances incurred in the ordinary course of business since the date thereof except (a) Encumbrances in the aggregate which do not materially detract from the value, interfere with the use, or restrict the sale, transfer or disposition, of such properties and assets or otherwise materially and adversely affect the Bank; (b) any lien for taxes not yet due; and (c) any Encumbrances arising under the document that created the interest in the real property (other than Encumbrances arising as a result of any breach or default of the Bank); (ii) all leasehold interests for real property and any material personal property used by the Bank in its business are held pursuant to lease agreements which are valid and enforceable, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors rights and the application of equitable principles in any action, legal or equitable in accordance with their terms;
(iii) all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of the Bank, threatened with respect to such properties;
(iv) the Bank has valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by the Bank in its business, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially adversely interfere with the use of such property; and (v) all material insurable properties owned or held by the Bank are adequately insured in such amounts and against such risks insured as is customary with banks of similar size. The Bank has furnished the Company with true and correct copies of all leases included on Exhibit 4.6 delivered as of the date of the Agreement, all title insurance policies relating to the Real Property and all documents evidencing recordation of all recordable interest in the Real Property.

          (b) CONDITION OF PROPERTIES. All tangible properties of the Bank that are material to the business, financial condition, or results of operations of the Bank are in a good state of maintenance and repair, except for ordinary wear and tear, and are adequate for the conduct of the business of the Bank as presently conducted. Except as set forth in Exhibit 4.6(b), (i) the execution of this Agreement, the performance of the obligations of the Bank hereunder and the consummation of the transactions contemplated herein, including the Merger, does not conflict with and will not result in a breach or default under any lease, agreement or contract described in Exhibit 4.6, or give any other party thereto a right to terminate or modify any term thereof; (ii) the Bank has no obligation to improve any Real Property; (iii) each lease and agreement under which the Bank is a lessor is in full force and effect and is a valid and legally binding obligation of the Bank, and, to the best knowledge of the Bank, each other party thereto; and (iv) the Bank, and to the best knowledge of the Bank, each other party to any such lease or agreement have performed in all material respects all the obligations required to be performed by them to date under such lease or agreement and are not in default in any material respect under any such lease or agreement and there is no pending or, to the best knowledge of the Bank, threatened proceeding, or proceeding which the Bank has reason to believe may be threatened, with respect to such property or any such lease.

          4.7  LITIGATION PROCEEDINGS AND AGREEMENTS WITH BANK AUTHORITIES.

               (a) The Bank is not engaged as a defendant in any legal or other proceedings before any court, administrative agency or other governmental authority except as is shown on Exhibit 4.7(a). Except as set forth on Exhibit 4.7(a), the Bank is not aware of any

"threatened or pending litigation" (within the meaning of Paragraph 5 of the American Bar Association Statement of Policy Regarding Lawyers' Responses to Auditors' Requests for Information adopted December 8, 1975) against the Bank. The Bank is not subject to any agreement, order, writ, injunction or decree of any federal, state or local court, out of a proceeding involving the Bank or any of its business or properties except as described in Exhibit 4.7(a). The Bank has not been served with notice of, nor, to best of Bank's knowledge is it currently under investigation with respect to, any violation of federal, state
or local law or administrative regulation.   Except as set forth on Exhibit
4.7(a), there is no (i) outstanding judgment, order, writ, injunction or decree, stipulation or award of any Governmental Entity or by arbitration, against, or to the knowledge of the Bank, affecting the Bank or its assets or business that
(a) has had or may have a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Bank, (b) requires any payment by, or excuses a material obligation of a third party to made any payment to, the Bank, or (c) has the effect of prohibiting any business practice of, or the acquisition, retention or disposition of property by, the Bank; or
(ii) legal, administrative, arbitration, investigatory or other proceeding pending or, to the best knowledge of the Bank that has been threatened, or which the Bank has reason to believe may be threatened, against or affecting any director, officer, employee, agent or representative of the Bank, in connection with which any such person has or may have rights to be indemnified by the Bank.

               (b) Except as set forth in Exhibit 4.7(a), the Bank is not a party to, or otherwise subject to, any agreement or memorandum of understanding with or order of any Governmental Entity charged with the supervision or regulation of banks or engaged in the insurance of bank deposits, that restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or investment policies or its management.

          4.8 TAXES AND ASSESSMENTS. The Bank has timely filed all federal income and state franchise tax returns and all tax reports or returns which it is required to file with applicable federal, state, county or local authorities and agencies except (a) where the failure to make any such filing would not have any materially adverse effect on the business, financial condition or results of operations of the Bank taken as a whole, and (b) where the required filing date has been lawfully extended, and the Bank has paid all taxes provided for and to be due in such returns and reports ("Tax Filings"). The Bank's Tax Filings have never been examined by a Governmental Entity. As of December 31, 1995, to the extent required by GAAP, the Bank had paid, or set up adequate accruals for the payment of, all taxes, penalties and assessments for which it is liable as of such date, whether or not disputed, with respect to any and all United Sates federal, foreign, state, local, environmental (including under any Environmental
Law) and other taxes for the periods covered by the financial statements of the Bank and for all prior and subsequent periods. Except as set forth in Exhibit
4.8 the Bank has no knowledge of any deficiency proposed to be assessed against it. The Bank has paid all assessments made by the FDIC and the Superintendent required to be paid prior the date hereof. There is currently no federal or state income tax audit or investigation in process or to the best knowledge of the Bank any other pending investigation by any authorized body of the taxes paid or to be paid by the Bank, and the Bank has not been informed that any such audit or investigation is proposed.

          4.9  COMPLIANCE WITH LAWS AND REGULATIONS.

               (a) Except as set forth in Exhibit 4.9, the Bank is not in default under or in breach of any law, ordinance, rule, regulation, order, judgment or decree applicable to it promulgated by any governmental agency having authority over it, where such default or breach would have a material adverse effect on the financial condition, results of operations, or business of the Bank.

               (b) The Bank has conducted in all material respects its businesses in accordance with all applicable federal, foreign, state and local laws, regulations and orders, including without limitation disclosure, usury, equal credit opportunity, equal employment, fair credit reporting, antitrust, licensing and other laws, regulations and orders, and the forms, procedures and practices used by the Bank are in compliance with such laws, regulations, and orders, except for such violations or noncompliance as will not have a material adverse effect on the financial condition, results of operations, or business of the Bank.

          4.10 PERFORMANCE OF OBLIGATIONS. Except as set forth in Exhibit 4.10, the Bank has performed in all respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which the Bank is a party or is subject to or is otherwise bound, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a material adverse effect on the financial condition, results of operations, or business of the Bank, except for loans of the Bank in default on the date of this Agreement. No party with whom the Bank has an agreement which is material to the financial condition, results of operations or business of the Bank is in default thereunder.

          4.11  EMPLOYEES.

               (a) Except as set forth in Exhibit 4.11(a), there are no understandings for the employment of any officer or employee of the Bank which are not terminable by the Bank without liability on not more than 30 days' notice. Except as set forth in Exhibit 4.11(a), there are no material controversies pending or threatened between the Bank and any of its employees. Except as disclosed in the Bank Financial Statements, or in Exhibit 4.11(a), all material sums due for employee compensation and benefits have been duly and adequately paid or provided for, and all deferred compensation obligations are fully funded. The Bank is not a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong. Except as set forth in Exhibit 4.11(a), no director, officer or employee of the Bank is entitled to receive any payment of any amount under any Bank Employment Agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement; provided, however, the foregoing shall not prevent the Bank from accruing and paying prior to the Determination Date compensation pursuant to the Bank Incentive Compensation Plan.

               (b) Except as may be disclosed in Exhibit 4.11(b), (i) the Bank is and has been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and in any unfair labor practice; (ii) there is no material unfair labor practice complaint against Bank pending or, to the knowledge of Bank, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of Bank, threatened against or directly affecting the Bank; and (v) the Bank has not experienced any material work stoppage or other material labor difficulty during the past five years, except in each case which would not result in a Material Adverse Change.

               (c) Except as may be disclosed in Exhibit 4.11(c), the Bank does not maintain, contribute to or participate in or has any material liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of the Bank (the "Employee Plans"). No present or former employee of Bank has been charged with breaching nor has breached a fiduciary duty under any of the Employee Plans. The Bank does not participate in, nor has it in the past five years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of ERISA). Except as may be separately disclosed in
Exhibit 4.11(c), the Bank does not maintain, contribute to, or participate in, any plan that provides health, major medical, disability or life insurance benefits to former employees of the Bank.

               (d) The Bank does not maintain, nor has it maintained for the past ten years, any Employee Plans subject to Title IV of ERISA or Section 412 of the Code. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. Except as may be disclosed in Exhibit 4.11(d), no claim is pending, and the Bank has not received notice of any threatened or imminent material claim with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which the Bank would be liable after December 31, 1995, except as will be reflected on the Bank Financial Statements. After December 31, 1995, the Bank will not have any liabilities for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Internal Revenue Code of 1986, as amended (the "Code") or for a fine under Section 502 of ERISA with respect to any Employee Plan. All Employee Plans have in all material respects been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including without limitation, ERISA and the Code.

          4.12 CONTRACTS AND AGREEMENTS. Except as listed in Exhibit 4.12, the Bank is not a party to any oral or written agreement, commitment, or obligation (hereinafter referred to as an "Understanding" or "Material Contract") which individually, or with all other similar Understandings relating to the same or similar subject matter, falls within any of the following classifications:

               (i) any Understanding dealing with advertising, brokerage, licensing, dealership, representative or agency relationship;

               (ii) any Understanding with any labor or collective bargaining organization or association;

               (iii) any mortgage, pledge, conditional sales contract, security agreement, or any other similar Understanding with respect to any real or personal property in an amount in excess of $25,000, under which the Bank is a debtor or to which any of its property is subject;

               (iv) any profit sharing, group insurance, bonus, deferred compensation, stock option, severance pay, pension, retirement, or any other similar Understanding which might provide benefits to the employees, officers or directors of the Bank;

               (v) any Understanding for the future purchase of materials, supplies, services, merchandise or equipment, the price of which exceeds $25,000 and which will not be terminable without liability as to future purchases as of the Effective Time; it being understood that materials, supplies, service, merchandise or equipment shall not be deemed to include loans, repurchase or reverse repurchase agreements, securities or other financial transactions incurred by the Bank in the ordinary course of its banking business;

               (vi) any Understanding for the sale of any of its assets, or for the grant of any right to purchase any of its assets, properties or rights, or which requires the consent of any third party to the transfer and assignment of any of its assets, properties or rights; it being understood that the foregoing shall not be deemed to include any Understanding for the sale of mortgage loans, or repurchase or reverse repurchase agreements, securities or other financial transactions incurred by the Bank in the ordinary course of its banking business;

               (vii) any guarantee, subordination or other similar or related types of Understanding except where the Bank is a beneficiary;

               (viii) any Understanding for the borrowing of any money by the Bank (other than time savings or demand deposits) or for a line of credit to it;

               (ix) any Understanding for any one capital expenditure or series of related capital expenditures in excess of $25,000 individually or $100,000 in the aggregate;

               (x) any real property lease, whether as lessor or lessee; or any personal property lease, whether as lessor or lessee, involving payments in excess of $1,000 per month;

               (xi) any Understanding to make or participate in a loan (not yet fully disbursed or funded) to any borrower or related group of borrowers, which undisbursed or unfunded amount would exceed $250,000 unsecured or secured;

               (xii) any Understanding of any kind (other than contracts relating to demand or time deposits or otherwise made in the ordinary course of business) with any director or officer of the Bank or with any member of the immediate family of any such director of officer or with any partnership, corporations, associate or entity of which any such person is an Affiliate;

               (xiii) any Understanding for insurance of any type described in
Section 4.13 below; or

               (xiv) any Understanding, the purpose or effect of which could encompass (a) merging with any person or bank or bank holding company other than with the Company (b) the selling of any of its assets (except in the ordinary course of business) or stock to any person, (c) recommending to any of its shareholders that their Bank Common Stock be sold to any person or bank other than the Company, or causing any other person to make such recommendations or acquiescing in any such recommendations made by any other person, or (d) in any other way transferring, directly or indirectly, control of the Bank;

          Except as stated in Exhibit 4.12, true and correct copies of all documents relating to the foregoing Understandings have been delivered by Bank prior to the date hereof.

          As used in this Section 4.12, "immediate family" of a person shall mean his or her spouse, parents, children, and siblings.

          4.13 INSURANCE. The Bank has and at all times within three years of the date of this Agreement has had, in full force and effect policies of insurance and bonds (including without limitation Bankers' blanket bond, fidelity coverage, director and officer liability, fire, third party liability, use and occupancy) with respect to its assets and business and against such casualties and contingencies and of such amounts, types and forms which in the judgment of the Bank are adequate or appropriate to cover its assets and businesses as set forth in Exhibit 4.13. Set forth in Exhibit 4.13 is a schedule of all policies of insurance (other than title or credit insurance) carried and owned by the Bank, showing the name of the insurance or bonding company, a summary of the coverage, the amounts, the deductible features, the annual premiums and the expiration dates. If any such policy or bond is changed, terminated or modified following the date of this Agreement, such termination, change or modification shall be promptly disclosed to Bank in writing. The Bank is not in default under any such policy of insurance or bond such that it could be canceled, and all material claims thereunder have been filed in a timely fashion. The Bank has filed claims with or given notice of claim to its insurers or bonding companies with respect to all material matters and occurrences for which it believes it has coverage.

          4.14 BROKERS. Except as indicated in EXHIBIT 4.14, no agent, broker, investment banker, person or firm acting on behalf or under authority of the Bank (except for any payments for fairness opinions as required in Section 10.9) is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated by this Agreement.

          4.15 AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Bank. Assuming due and proper execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding agreement of the Bank in accordance with its respective terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors rights and the application of equitable principles in any action, legal or equitable, and by Section 8(b) 6(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). Subject to obtaining the requisite approval of this Agreement by the shareholders of the Bank, the Bank has full corporate power and authority to perform its obligations under this Agreement and the transactions contemplated hereby.

          4.16 NO CONFLICTS; DEFAULTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, and compliance by Bank with any provision hereof and thereof will not (a) conflict with or result in a breach of, or default or loss of any benefit under, any provision of its Charter Documents or, except as set forth in Exhibit 4.16 any material agreement, instrument or obligation to which it is a party or by which the property of Bank is bound or give any other party to any such agreement, instrument or obligation the right to terminate or modify any term thereof; (b) except for the prior approval of the FDIC and the Superintendent and as set forth in Exhibit 4.16, require any Consents; or (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Bank; or (d) violate the Charter Documents or any Rules to which Bank is subject.

          4.17 CERTAIN ADVERSE CHANGES. Except as specifically required, permitted or effected by this Agreement, and except as set forth on Exhibit 4.17, since December 31, 1995 there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

               (a) Any materially adverse change in any of the assets, liabilities, permits, methods of accounting or accounting practice, or manner of conducting business, of Bank or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, Permits, business, financial condition, or results of operations of Bank or which should be disclosed in order to make the Bank Financial Statements not misleading.

               (b) Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, or results of operations of Bank or that may involve a loss of more than $50,000 in excess of applicable insurance coverage; or

               (c) Any amendment, modification or termination of any existing, or entry into any new, Material Contract or Permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, or results of operations of Bank;

               (d) Any disposition by Bank of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of Bank; or

               (e) Any direct or indirect redemption, purchase or other acquisition by Bank of any Equity Securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of Bank Stock whether consisting of money, other personal property, real property or other things of value.

          4.18 REPORTS AND FILINGS. Since January 1, 1994, Bank has filed all reports, returns, registrations and statements (such reports and filings referred to as "Bank Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FDIC, (b) the Superintendent and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations and statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, or results of operations of Bank. No administrative actions have been taken or orders issued in connection with such Bank Filings. As of their respective dates, each of such Bank Filings complied in all material respects with all Rules enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) Any financial statement contained in any of such Bank Filings that was intended to present the financial position of Bank fairly and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. Bank has furnished the Company with true and correct copies of all Bank Filings filed by Bank since January 1, 1994.

          4.19 INFORMATION REGARDING LOANS. The Bank has provided the Company access to all of the information in its possession concerning its loans, and such information was true and correct in all material respects as of the date access was provided. Except as may be disclosed in Exhibit 4.19, (i) all loans and discounts shown on the Bank Financial Statements at December 31, 1995 or which were entered into after December 31, 1995, but before the Closing Date, were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of Bank, in accordance in all material respects with the Bank's lending practices, and are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements constituting the Bank's loan portfolio, taken as a whole, are and will be, in all material respects, enforceable except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors rights and the application of equitable principles; and (iii) the Bank has complied in all material respects, and will prior to the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan. All loans and loan commitments extended by Bank and any extensions, renewals or continuations of such loans and loan commitments that are on the Bank's books and since December 31, 1995 were made in accordance with customary lending standards of Bank in the ordinary course of business. Such loans are evidenced by documentation based upon customary and ordinary past practices of Bank.
Prior to the date hereof, Bank has provided the Company with a schedule which sets forth a description (a) by type and classification, if any, of each loan, lease other extension of credit and commitment to extend credit; (b) by type and classification of all loans, leases, other extensions of credit and commitments to extend credit that have been classified by its Bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all consumer loans as to which any payment of principal, interest or other amount is 90 days or more past due.

          4.20 COMPLIANCE WITH CRA To the best knowledge of Bank, the Bank's compliance under the CRA should not constitute grounds for either the denial by any Governmental Entity of any application to consummate the transactions contemplated by this Agreement or the imposition of a materially burdensome condition in connection with the approval of any such application.

          4.21 CERTAIN INTERESTS.  Except as described in Exhibit 4.12(xii),
Exhibit 4.21 sets forth a description of each instance in which an officer or director of Bank (a) has any material interest in any property, real or personal, tangible or intangible, used by or in connection with the business of Bank; (b) is indebted to Bank except for normal business expense advances; or
(c) is a creditor (other than as a Deposit holder) of Bank except for amounts due under normal salary and related benefits or reimbursement of ordinary business expenses. Except as set forth in Exhibit 4.21, all such arrangements are arm's length transactions pursuant to normal commercial terms and conditions.

          4.22 BRANCHES. Exhibit 4.22 hereto sets forth the common name and location of each office of the Bank, an indication of whether such office is a branch, service center, or other place of business, whether such premises are owned or leased, the basic terms of such leases, the common name and location of each approved but unopened office, and a description of each application for additional offices of the Bank, and the status of each such application. The Bank has received appropriate and effective permits and governmental authority where any permit, approval or notice was required by law or regulation prior to the establishment and operation of each such office now in operation. Except for the offices described on Exhibit 4.22, the Bank does not operate or conduct business out of any other location and the Bank does not have any current application for, and the Bank has not received permission to open, any other branch or to operate out of any other location.

          4.23 UNDISCLOSED LIABILITY. The Bank has no liabilities or obligations, either accrued or contingent, which are in excess of Ten Thousand Dollars ($10,000) individually or in the aggregate, which has not been:

               (i) reflected or disclosed in the Bank Financial Statements;

               (ii) incurred subsequent to December 31, 1995, in the ordinary course of business; or

               (iii) disclosed on Exhibit 4.23 or any other exhibit to this Agreement.

          To the best of the Bank's knowledge and the knowledge of their officers and directors, after due investigation, there is no basis for the assertion against the Bank of any liability, obligation or claim that is likely to result in or cause any material adverse change in the business or financial condition of the Bank, taken as a whole, which is not fairly reflected in the Financial Statements, or otherwise disclosed on Exhibit
4.23 hereto.

          4.24 ACCURACY OF INFORMATION FURNISHED. Except as to any statements or information which shall include projections or forecasts, none of the statements or information made or contained in any of the covenants, representations or warranties of the Bank set forth in this Agreement or in any of the schedules, exhibits, lists, certificates or other documents furnished herewith taken as a whole contains any untrue statement of a material fact required to be stated herein or therein or necessary to make the statements or information contained herein or therein, in light of the circumstances in which they were made, not misleading. As to any such information or statements which include projections or forecast, such information or statements are based upon assumptions believed by the Bank to be reasonable.

          4.25 ENVIRONMENTAL LAWS. Except as may be disclosed in Exhibit 4.25, to the best of its knowledge (and without conducting any site investigation or other analysis for the purpose of making this representation), neither the conduct nor operation of Bank nor any condition of any property presently or previously owned, leased or operated by any of them violates or violated Environmental Laws in any respect material to the business of Bank taken as a whole and no condition or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of Bank taken as a whole of Environmental Laws or obligate (or potentially obligate) Bank to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to Bank taken as a whole. Except as may be disclosed in Exhibit 4.25, Bank has not received any notice from any person or entity that Bank or the operation or condition of any property ever owned, leased or operated by any of them are or were in violation of any Environmental Laws or that Bank is responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

          4.26 FDIC EXAMINATION. The FDIC has recently completed an examination of the Bank as of December 31, 1995, and although the examination report has not yet been issued, it is the understanding of the Bank from discussions with the FDIC examiners that (i) the FDIC believes the Bank's allowance for loan losses is adequate and that the FDIC required no material adjustments, (ii) the Bank's CAMEL rating will not change and the Bank's financial condition is deemed by the FDIC to be satisfactory.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants as follows:

          5.1 ORGANIZATION AND GOOD STANDING. The Company is duly organized and validly existing in good standing under the laws of the State of California and registered with the FRB to be a bank holding company and it has the corporate power and authority to carry on its business as presently conducted. Monarch Bank is a California banking corporation duly organized and validly existing in good standing under the laws of the State of California and it has the corporate power and authority to carry on its business as presently conducted, and is authorized to transact business as a bank. Although Monarch Bank is currently not a member of the Federal Reserve System, Monarch Bank anticipates filing in the near future an application to become a member of the Federal Reserve System. Monarch Bank's deposits are insured by the Federal Deposit Insurance Corporation in the manner and to the extent
provided by law.   Each of the Company and Monarch Bank has all requisite
corporate power and authority to own, lease and operate their properties and assets and to carry on its business as presently conducted. The nature of their operations and the business transacted by them as of the date hereof make licensing and qualification in any other state or jurisdiction unnecessary. The Bank has received true and correct copies of the Articles of Incorporation and Bylaws, as amended and in effect as of the date hereof, of the Company and Monarch Bank, respectively.

          5.2 CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, no par value, of which 8,228,436 shares are outstanding on the date hereof, all validly issued, fully paid and nonassessable, and 5,000,000 shares of Preferred Stock, none of which are outstanding. Except for stock options covering 553,439 shares of Company Common Stock granted pursuant to the Company Stock Option Plan, all of which options are currently exercisable, no unissued shares of the Company's Common Stock or any other securities of the Company are subject to any warrants, options, rights or commitments of any character, kind or nature and the Company is not obligated to issue or repurchase any shares of its Common Stock or any other security to or from any person except in accordance with the terms of the Company Stock Option Plan and Agreements pursuant thereto. Exhibit 5.2 sets forth the name of each holder of a Company stock option, the number of shares of the Company Common Stock covered by each such holder's option, the date of grant of each such holder's option, the exercise price per share, the vesting schedule for each such holder's option and the expiration date of each such holder's option.

          The authorized capital stock of Monarch Bank consists of 1,000,000 shares of common stock, no par value, of which 391,743 shares are outstanding on the date hereof, all validly issued, fully paid and nonassessable (except for Section 662 of the California Financial Code). No unissued shares of Monarch Bank's Common Stock or any other securities of Monarch Bank are subject to any warrants, options, rights or commitments of any character, kind or nature and Monarch Bank is not obligated to issue or repurchase any shares of its common stock or any other security to or from any person.

          5.3 SUBSIDIARIES. Except for Monarch Bank, the Company does not own, directly or indirectly (except as pledgee pursuant to loans which are not in default), any equity position or other voting interest in any corporation, partnership, joint venture or other entity. Monarch Bank does not own, directly or indirectly (except as pledgee pursuant to loans which are not in default), any equity position or other voting interest in any corporation, partnership, joint venture or other entity.

          5.4 FINANCIAL STATEMENTS. The Company has delivered to the Bank copies of the consolidated audited Statements of Financial Condition of the Company as of December 31, 1994 and 1995; Statements of Earnings, Stockholders' Equity and Cash Flows for each of the years ended December 31, 1994 and 1995, the related notes and related opinions thereon of Dayton

& Associates certified public accountants, with respect to such financial statements (the "Audited Company Financial Statements"). The Company has furnished the Bank with true and correct copies of each management letter or other letter delivered to the Company by Dayton & Associates in connection with the Financial Statements of the Company or relating to any review of the internal controls of the Company by Dayton & Associates since January 1, 1993. The Audited Company Financial Statements: (i) present fairly the financial condition and results of operations of the Company as of and for the dates or periods covered thereby in accordance with generally accepted accounting principles consistently applied throughout the periods involved; (ii) are based on the books and records of the Company; (iii) contain and reflect reserves for all material accrued liabilities and for all reasonably anticipated losses, and set forth adequate reserves for loan losses and other contingencies to the extent required by GAAP; and (iv) none of the Company Audited Financial Statements contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading under GAAP.

          5.5  LITIGATION PROCEEDINGS AND AGREEMENTS WITH REGULATORY
AUTHORITIES.

               (a) Neither the Company nor Monarch Bank is engaged as a defendant in any legal or other proceedings before any court, administrative agency or other governmental authority except as is shown on Exhibit 5.5(a). Except as set forth on Exhibit 5.5(a), neither the Company nor Monarch Bank is aware of any "threatened or pending litigation" (within the meaning of Paragraph 5 of the American Bar Association Statement of Policy Regarding Lawyers' Responses to Auditors' Requests for Information adopted December 8, 1975) against the Company or Monarch Bank. Neither the Company nor Monarch Bank is subject to any agreement, order, writ, injunction or decree of any federal, state or local court, out of a proceeding involving the Company or Monarch Bank or any of their business or properties except as described in Exhibit 5.5(a). Neither the Company nor Monarch Bank has been served with notice of, nor, to best of the Company's or Monarch Bank's knowledge are they currently under investigation with respect to, any violation of federal, state or local law or
administrative regulation.   Except as set forth on Exhibit 5.5(a), there is no
(i) outstanding judgment, order, writ, injunction or decree, stipulation or award of any Governmental Entity or by arbitration, against, or to the knowledge of the Company or Monarch Bank, affecting the Company or Monarch Bank or its assets or business that (a) has had or may have a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company or Monarch Bank, (b) requires any payment by, or excuses a material obligation of a third party to made any payment to, the Company or Monarch Bank, or (c) has the effect of prohibiting any business practice of, or the acquisition, retention or disposition of property by, the Company or Monarch Bank; or (ii) legal, administrative, arbitration, investigatory or other proceeding pending or, to the best knowledge of the Company or Monarch Bank that has been threatened, or which the Company or Monarch Bank has reason to believe may be threatened, against or affecting any director, officer, employee, agent or representative of the Company or Monarch Bank, in connection with which any such person has or may have rights to be indemnified by the Company or Monarch Bank.

               (b) Except as set forth in Exhibit 5.5(a), the Company or Monarch Bank are not a party to, or otherwise subject to, any agreement or memorandum of understanding with or order of any Governmental Entity charged with the supervision or regulation of bank holding companies or banks or engaged in the insurance of bank deposits, that restricts the conduct of their business, or in any manner relates to its capital adequacy, their credit or investment policies or its management.

          5.6 PERFORMANCE OF OBLIGATIONS. Except as set forth in Exhibit 5.6, each of the Company and Monarch Bank has performed in all respects all of obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which either of them is a party or is subject to or is otherwise bound, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a material adverse effect on the financial condition, results of operations, or business of the Company or Monarch Bank. No party with whom the Company has an agreement which is material to the financial condition, results of operations or business of the Company or Monarch Bank is in default thereunder.

          5.7 BROKERS. Except as indicated in Exhibit 5.7, no agent, broker, investment banker, person or firm acting on behalf or under authority of the Company or Monarch Bank (except for any payments for fairness opinions as required in Section 11.15) is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated by this Agreement.

          5.8 INSURANCE. Monarch Bank has and at all times within three years of the date of this Agreement has had, in full force and effect policies of insurance and bonds (including without limitation Bankers' blanket bond, fidelity coverage, director and officer liability, fire, third party liability, use and occupancy) with respect to its assets and business and against such casualties and contingencies and of such amounts, types and forms which in the judgment of Monarch Bank are adequate or appropriate to cover its assets and businesses as set forth in Exhibit 5.8. Set forth in Exhibit 5.8 is a schedule of all policies of insurance (other than title or credit insurance) carried and owned by Monarch Bank, showing the name of the insurance or bonding company, a summary of the coverage, the amounts, the deductible features, the annual premiums and the expiration dates. If any such policy or bond is changed, terminated or modified following the date of this Agreement, such termination, change or modification shall be promptly disclosed to Monarch Bank in writing. Monarch Bank is not in default under any such policy of insurance or bond such that it could be canceled, and all material claims thereunder have been filed in a timely fashion. Monarch Bank has filed claims with or given notice of claim to its insurers or bonding companies with respect to all material matters and occurrences for which it believes it has coverage.

          5.9 CERTAIN ADVERSE CHANGES. Except as specifically required, permitted or effected by this Agreement, and except as set forth on Exhibit 5.9 since December 31, 1995 there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

               (a) Any materially adverse change in any of the assets, liabilities, permits, methods of accounting or accounting practice, or manner of conducting business, of the Company or Monarch Bank or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, Permits, business, financial condition, or results of operations of the Company or Monarch Bank or which should be disclosed in order to make the Company Financial Statements not misleading.

               (b) Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, or results of operations of the Company or Monarch Bank or that may involve a loss of more than $50,000 in excess of applicable insurance coverage; or

               (c) Any amendment, modification or termination of any existing, or entry into any new, Material Contract or Permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, or results of operations of the Company or Monarch Bank;

               (d) Any disposition by the Company or Monarch Bank of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Company or Monarch Bank; or

               (e) Any direct or indirect redemption, purchase or other acquisition by the Company or Monarch Bank of any Equity Securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of the Company Stock or Monarch Bank Stock whether consisting of money, other personal property, real property or other things of value.

          5.10  COMPLIANCE WITH LAWS AND REGULATIONS.

               (a) Except as set forth in Exhibit 5.10, neither the Company nor Monarch Bancorp is in default under or in breach of any law, ordinance, rule, regulation, order, judgment or decree applicable to it promulgated by any governmental agency having authority over it, where such default or breach would have a material adverse effect on its financial condition, results of operations, or business.

               (b) To the best of its knowledge, each of the Company and Monarch Bank has conducted in all material respects its businesses in accordance with all applicable federal, foreign, state and local laws, regulations and orders, including without limitation disclosure, usury, equal credit opportunity, equal employment, fair credit reporting, antitrust, licensing and other laws, regulations and orders, and the forms, procedures and practices used by the Company are in compliance with such laws, regulations, and orders, except for such violations or noncompliance as will not have a material adverse effect on the financial condition, results of operations, or business of the Company or the Bank.

          5.11 AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. Assuming due and proper execution and delivery of this Agreement by the Bank this Agreement constitutes a legal, valid and binding agreement of the Company in accordance with its respective terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors rights and the application of equitable principles in any action, legal or equitable. Subject to obtaining requisite approval of this Agreement by the shareholders of the Company, if required, the Company has full corporate power and authority to perform its obligations under this Agreement and the transactions contemplated hereby.

          5.12 NO CONFLICTS; DEFAULTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, and compliance by the Company with any provision hereof will not (a) conflict with or result in a breach of, or default or loss of any benefit under, any provision of its Charter Documents or, except as set forth in
Exhibit 5.12 any material agreement, instrument or obligation to which it is a party or by which the property of the Company is bound or give any other party to any such agreement, instrument or obligation the right to terminate or modify any term thereof; (b) except for the prior approval of the FRB, the FDIC and/or the Superintendent and as set forth in Exhibit 5.12, require any Consents; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets or the Company; or (d) violate the Charter Documents or any Rules to which the Company is subject.

          5.13 REPORTS AND FILINGS. Since January 1, 1994, the Company and Monarch Bank have filed all reports, returns, registrations and statements (such reports and filings referred to as "the Company Filings" or "Monarch Bank Filings" as appropriate), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FRB, (b) the Superintendent and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations and statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, or results of operations of the Company and Monarch Bank. No administrative actions have been taken or orders issued in connection with such the Company and Monarch Bank Filings. As of their respective dates, each of such the Company Filings and Monarch Bank filings complied in all material respects with all Rules enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance). Any financial statement contained in any of such the Company Filings or Monarch Bank Filings that were intended to present the financial position of the Company or Monarch Bank fairly and were prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

          5.14 COMPLIANCE WITH CRA. To the best knowledge of the Company, the Company's and Monarch Bank's compliance under the CRA and consumer compliance requirements should not constitute grounds for either the denial by any Governmental Entity of any application to consummate the transactions contemplated by this Agreement or the imposition of a materially burdensome condition in connection with the approval of any such application.

          5.15 UNDISCLOSED LIABILITY. The Company and Monarch Bank have no liabilities or obligations, either accrued or contingent, which are in excess of Ten Thousand Dollars ($10,000) individually or in the aggregate, which has not been:

               (i) reflected or disclosed in the Audited Company Financial Statements;

               (ii) incurred subsequent to December 31, 1995, in the ordinary course of business; or

               (iii) disclosed on Exhibit 5.15 or any other exhibit to this Agreement.

          To the best of the Company's knowledge and the knowledge of their officers and directors, after due investigation, there is no basis for the assertion against the Company or Monarch Bank of any liability, obligation or claim that is likely to result in or cause any material adverse change in the business or financial condition of the Company, taken as a whole, which is not fairly reflected in the Financial Statements, or otherwise disclosed on Exhibit
5.15 hereto.

          5.16 ACCURACY OF INFORMATION FURNISHED. Except as to any statements or information which shall include projections or forecasts, none of the statements or information made or contained in any of the covenants, representations or warranties of the Company set forth in this Agreement or in any of the schedules, exhibits, lists, certificates or other documents furnished herewith taken as a whole contains any untrue statement of a material fact required to be stated herein or therein or necessary to make the statements or information contained herein or therein, in light of the circumstances in which they were made, not misleading. As to any such information or statements which include projections or forecast, such information or statements are based upon assumptions believed by the Company to be reasonable.

          5.17 AUTHORITY OF MONARCH MERGER CORPORATION. The execution and delivery by Monarch Merger Corporation of the Agreement of Merger and, subject to the requisite approval of the shareholder of Monarch Merger Corporation, the consummation of the transactions completed thereby will be duly and validly authorized by all necessary corporation action on the part of Monarch Merger Corporation, and the Agreement of Merger will be upon execution by the parties thereto a valid and binding obligation of Monarch Merger Corporation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally, by general equitable principles. Except as set forth in Exhibit 5.17, neither the execution and delivery by Monarch Merger Corporation of the Agreement of Merger, nor the consummation of the transaction contemplated therein, nor compliance by Monarch Merger Corporation with any of the provisions thereof will (a) conflict with or result in a breach of any provision of its Charter Documents, (b) except for approval by the shareholder of Monarch Merger Corporation and the prior approval of the Superintendent or the FDIC, require any Consents; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Monarch Merger Corporation; or (d) subject to obtaining the Consents referred to in subsection (b) of this Section 5.17, and the expiration of any waiting period, violate any Rules to which Monarch Merger Corporation is subject.

          5.18 CAPITAL OF COMPANY, OFFERING AND COMMITMENTS. As of the date of this Agreement, the Company does not have sufficient capital to consummate the transactions contemplated by this Agreement. Within 60 days from the date of this Agreement, the Company shall provide evidence reasonably satisfactory to the Bank of either (a) an amount of cash and loans to fund at least 80% of the Aggregate Purchase Price, or (b) commitments substantially in the form attached as Exhibit 5.18 from qualified investors equal to at least
100% of the Aggregate Purchase Price.   The Company intends to conduct a
Regulation D private placement offering in order to raise sufficient cash capital, when combined with the Company's borrowings and other financing sources, to carry out the transaction contemplated by this Agreement.

          5.19 REGULATORY APPROVALS. To the best knowledge of the Company, except as described in Section 5.19 of this Agreement, the Company has no reason to believe that it would not receive all required approvals from any Governmental Entity of any application to consummate the transactions contemplated by this Agreement without the imposition of a materially burdensome condition in connection with the approval of any such application.

                                   ARTICLE VI

                  COVENANTS OF THE BANK PENDING EFFECTIVE TIME

          The Bank covenants and agrees with the Company as follows:

          6.1 BEST EFFORTS. The Bank shall use its best efforts to bring about the satisfaction of the conditions specified in Articles IX and XI hereof.

          6.2 CONDUCT OF BUSINESS. Unless the Company shall give its prior consent, which consent will not be unreasonably withheld, or unless otherwise indicated, until the Effective Time, the Bank will:

               (i) conduct its affairs and business in the usual and ordinary course, generally consistent with past practice, and in accordance with safe and sound practices;

               (ii) refrain from (a) creating, incurring, or suffering to exist, any encumbrance or restriction of any kind against or in respect of any property or right of the Bank except for such which are not material in amount or nature to the financial condition or results of operations of the Bank, except for a pledge or security interest given in connection with the acceptance of government or public deposits; it being understood that the foregoing shall not be deemed to preclude loans, repurchase or reverse repurchase agreements, securities or other financial transactions incurred in the ordinary course of the Bank's banking business, and (b) borrowing or agreeing to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guaranteeing or agreeing to guarantee any obligations of others except for such which are not material in amount or nature to the financial condition or results of operations of the Bank;

               (iii) refrain from making or becoming a party to any Material Contract or material commitment, or renewing, extending, amending or modifying any such contract or commitment except for loan and deposit transactions, in the usual and ordinary course of business, consistent with past practice, and refrain from making any loan or other extension of credit, or enter into any commitment to make any loan or other extension of credit, to any Bank director, officer or employee or 5% or more shareholder, except in accordance with existing practice or policy;

               (iv) refrain from making any capital expenditures, except for ordinary repairs and replacements not exceeding $25,000 for any one item;

               (v) refrain from paying or agreeing to pay any bonus, extra compensation, pension or severance pay, under any pension plan or otherwise, or increasing the rate of compensation paid by the Bank at December 31, 1995, to any officer, director, agent, consultant, or employee except pursuant to the Bank's Incentive Compensation Plan the amounts for which are not determined until after completion of the Bank Audited Financial Statements, and any such amounts shall be accrued and paid prior to the Determination Date; or agreeing to enter into any employment agreements or hire any officer level staff where such agreements or arrangements cannot be terminated without any liability upon not more than 90 days notice;

               (vi) maintain its assets and properties in good condition and repair (ordinary wear and tear excepted) and refrain from selling or otherwise disposing of any of its assets or properties, except in the usual and ordinary course, consistent with prior customary practice, and in accordance with safe and sound practices, and maintain the Bank's present branch operations unless changed by mutual agreement;

               (vii) refrain from declaring or paying any dividend on or making any other distribution upon, or purchasing or redeeming, any shares of the Bank Common Stock;

               (viii) refrain from (a) issuing or selling or obligating itself to issue or sell any shares of the Bank Common Stock or any other securities or any warrants, rights or options to acquire Bank Common Stock or other securities, except pursuant to previously outstanding stock options granted pursuant to the Bank Stock Option Plan, (b) effecting a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

               (ix) refrain from directly or indirectly redeeming, purchasing or otherwise acquiring any Bank Stock or stock of any corporation or any interest in any business enterprise except as it relates to a foreclosure in the usual and ordinary course of its business;

               (x) refrain from amending its Charter Documents except to the extent as may be required or contemplated by this Agreement;

               (xi) use its best efforts to preserve its business organization intact and to retain its present officers and employees in a manner consistent with the Bank's other obligations under this Agreement;

               (xii) use its best efforts to preserve the goodwill of its depositors, customers and those having business relations with it, refrain from materially changing the make-up of the Bank's deposit structure, refrain from amending, modifying, terminating or failing to renew or preserve its business organization, material rights, franchises, Permits, and refrain from taking any action which would jeopardize the continuance of the goodwill of its customers where such action would have a material adverse effect on the financial condition, or results of operations of the Bank in a manner consistent with the Bank's other obligations under this Agreement;

               (xiii) use its best efforts to maintain insurance and bond coverage at least equal to that now in effect on all its properties and all properties for which it is responsible and on its business operations, and carry the same coverage for public liability, personal injury and property damage that is now in effect, except if such insurance and coverage (a) is not available except at extraordinary rates, or (b) is not available except under materially different terms which are consistent with those in effect as of the date of this Agreement;

               (xiv) meet its material contractual obligations and not become in default in any material respect on any thereof;

               (xv) duly observe and conform to lawful requirements applicable to its business in all material respects;

               (xvi) duly and timely file all reports and returns required to be filed with any federal, state or local Governmental Entity unless any extensions have been duly granted by such authorities;

               (xvii) refrain from commencing any proceeding to merge, consolidate or liquidate or dissolve (except as contemplated by this Agreement) or obligating itself to do so;

               (xviii) maintain its books of account and records in the regular manner substantially in accordance with all applicable statutory and regulatory requirements applied on a consistent basis;


               (xix) except for instituting actions against Bank borrowers to collect loans in default, refrain from instituting, settling, or agreeing to any material claim, action or proceeding before any court or governmental body unless not instituting, settling or agreeing to any material claim, action or proceeding would result in a Material Adverse Change to the Bank;

               (xx) refrain from making its credit underwriting policies, standards or practices applicable to all loans relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, less stringent than those in effect on the date hereof. Bank shall not grant or commit to grant, without receiving the Company's Consent, (i) any loan or other extension of credit, including renewals, to an existing customer of the Bank, if such loan or other extension of credit, together with all other credit then outstanding to the same Person and all Affiliates of such Person, would exceed $1,000,000 irrespective of any plans or intentions to sell or participate all or a portion of such loans, on an unsecured basis or secured by a lien on real estate, cash or readily marketable collateral, as that term is used in section 1220 ET SEQ. of the California Financial Code, (ii) any participation loans purchased or sold, (iii) any renewals or other extensions of credit to any borrower whose loans or other extensions of credit have been classified by any Governmental Entity; or (iv) any loan or other extension of credit to any new customer of the Bank if such loan or other extension of credit would exceed $500,000. In addition, Bank shall not take any property into Other Real Estate Owned ("OREO"), or sell any OREO property, without receiving the Company's Consent. Consent shall be deemed granted if within two Business Days of written notice delivered to the Company's designee in writing notice of objection is not received by Bank;

               (xxi) refrain from making special or extraordinary material payments to any Person other than as contemplated and as disclosed in this Agreement as of the date hereof;

               (xxii) except for transactions in accordance with safe and sound banking practices, refrain from making any material investments, by purchase of stock or securities, contributions to capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity;

               (xxiii) advise the Company promptly in writing of any Material Adverse Change known to the Bank in the capital structure, financial condition, results of operations or of any event or condition which with the passage of time is reasonably likely to result in a Material Adverse Change to the Bank, or of any other materially adverse change known to the Bank respecting the business and operations of the Bank, or in the event the Bank determines that the Merger will not be consummated because of any inability to meet the conditions to the performance of the Company set forth in Article XI or of any matter which would make the representations and warranties set forth in Article IV hereof not true and correct in any material respect at the Closing.

               (xxiv) promptly advise the Company in writing of any event or any other transaction within the Bank's knowledge whereby any person or related group of persons acquires, directly or indirectly, record or beneficial ownership (as defined in Rule 13d3 promulgated by the Securities Exchange Act of 1934, as amended ("Exchange Act") or control of 5% or more of the outstanding shares of Bank Common Stock prior to the record date fixed for the Bank shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

               (xxv) charge-off all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance with GAAP, applicable law or regulation, or reasonably classified as "loss" or as directed by any regulatory authority; and maintain the allowance for loan losses of the Bank at a level which is the reasonable opinion of Bank management is adequate to provide for all known and estimated credit losses on loans and leases outstanding and other inherent risks in Bank's loan portfolio, but in no case less than the level which is the reasonable opinion of Bank management is adequate to provide for all known and reasonably expected losses on assets outstanding in accordance with GAAP and applicable regulatory accounting principles.

               (xxvi) furnish to the Company, as soon as practicable, and in any event within ten (10) days after it is prepared (except for the reports submitted to the board of directors of the Bank, as described in clause (i) below, which shall be furnished to the Company within ten (10) days after Bank's Board of Directors has reviewed the report), (i) a copy of any report submitted to the Board of Directors of the Bank and access to the working papers related thereto and copies of other operating or financial reports prepared for management of any of their businesses and access to the working papers thereto, provided, however, that Bank need not furnish the Company communications of Bank's legal counsel regarding Bank's rights against and obligations to the Company or its affiliates under this Agreement, (ii) to the extent permitted by law, copies of all reports, renewals, filings, certificates, statements and other documents filed with or received from the FDIC and/or the Superintendent or any other governmental or regulatory body, (iii) monthly unaudited average statements of condition and statements of operations for Bank, and quarterly unaudited statements of condition and statements of operations for Bank and statements of changes in stockholders' equity for Bank, in each case prepared in a manner consistent with past practice, and (iv) such other reports as the Company may reasonably request relating to Bank. Each of the financial statements delivered pursuant to this
Section 6.2(xxvi), except as stated therein, shall be prepared in accordance with Bank's normal practices;

               (xxvii) consistent with the standards set forth in this subsection 6.2 (xxvii), Bank agrees that through the Effective Time of the Merger, as of their respective dates, (i) each of the Bank filings with any regulatory agency will be true and complete in all material respects; and (ii) each of the Bank filings with any regulatory agency will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading.
Any financial statement contained in any of such Bank filings that is intended to present the financial position of the entities or entity to which it relates will be prepared in accordance with GAAP or applicable banking regulations consistently applied, except as stated therein, during the periods involved;

               (xxviii) maintain reserves for contingent liabilities in accordance with GAAP;

               (xxix) promptly notify the Company of the filing of any material litigation, governmental or regulatory action, or similar proceeding or notice of any claims against the Bank or any of its assets;

               (xxx) conduct good faith settlement negotiations, and settle when deemed prudent by the Parties, of all existing or threatened litigation as specified in Exhibits 4.7(a) and 4.7(b), or for any new litigation filed or threatened from the date hereof to the Closing Date;

               (xxxi) except in the ordinary course of business, refrain from cancelling or accelerating any material indebtedness owing to the Bank or any claims which the Bank may possess or waive any material rights of substantial value;

               (xxxii) refrain from selling or otherwise disposing of any real property or any material amount of any tangible or intangible personal property other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to the Bank;

               (xxxiii) refrain from foreclosing upon or otherwise taking title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that the Bank shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated;

               (xxxiv) refrain from committing any act or failing to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on the Bank's business, financial condition, or results of operations.

          For purposes of this Section 6.2, the Company shall be deemed to have given its consent to any action which is contrary to any specified covenant set forth in this section if, within five (5) Business Days, or two (2) Business Days for loans, after actual receipt by the Company of written notice from Bank of Bank's intention to act contrary to any of the specified covenants set forth in this section, Bank shall not have received written objection to any such action from the Company.

          6.3 ACCESS TO INFORMATION. (a) As long as the transaction contemplated herein has not been terminated, the Bank will afford the Company, its representatives, counsel, accountants, agents and employees including the underwriter selected to assist in the issuance of the common stock contemplated in Section 9.1(iii) and its counsel (collectively "Representatives"), access during normal business hours to all of its business, operations, properties, personnel books, files and records and will do everything reasonably necessary to enable the Company and its Representatives, to make a complete examination of the financial statements, books, records, loans and leases, operating reports, audit reports, contracts and documents, and all other information with respect to assets and properties of the Bank and the condition thereof, and to update such examination at such intervals as the Company shall deem appropriate. Such access shall include reasonable access by the Bank and its representatives to auditors' work papers with respect to the business and properties of the Bank, other than (i) books, records and documents covered by the attorney-client privilege, or which are attorneys' work product, and (ii) books, records and documents that the Bank is legally obligated to keep confidential. Such examination shall be conducted in cooperation with the officers of the Bank and in such a manner as to minimize, to the extent possible consistent with the conducting of a comprehensive examination, any disruption of, or interference with, the normal business operations of the Bank. No such examination, however, shall constitute a waiver or relinquishment on the part of the Company to rely upon the representations and warranties made by the Bank herein or pursuant hereto; provided, that the Company shall disclose any fact or circumstance it may discover which it believes renders any representation or warranty made by the Bank hereunder incorrect in any respect. The Company will hold in strict confidence all documents and information concerning the Bank so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement or as may be necessary for the accomplishment of the purposes of such examination) and, if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents including all copies shall be returned to the Bank.

               (b) As long as the transaction contemplated hereunder has not been terminated, one Representative of the Company, selected by the Company in its sole discretion, shall be invited by the Bank to attend all regular and special Board of Directors' meetings of the Bank from the date hereof until the Effective Time of the Merger; the Bank shall inform the Company of such Board meeting at least two (2) days in advance of such meeting; provided, however, that the attendance of such Representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement on the obligations of the Bank under this Agreement.

          In the event the Merger provided for hereby is not consummated for any reason, the Company shall not, directly or indirectly: (i) utilize for its own benefit any Confidential Information regarding the Bank (as hereinafter defined) or (ii) disclose to any person any such Confidential Information, except as such disclosure may be required in connection with this Agreement or by law.

          6.4 FINANCIAL STATEMENTS. In the event the following have been previously delivered prior to the date hereof, Bank will deliver to the Company a copy of the audited Statements of Financial Condition of the Bank as of December 31, 1995; Statements of Earnings, Stockholders' Equity and Cash Flows for the year ended December 31, 1995, the related notes and related opinions thereon of Grant Thornton certified public accountants, with respect to such financial statements (the "1995 Audited Bank Financial Statements"). The Bank will furnish the Company with a true and correct copy of the management letter or other letter delivered to the Bank by Grant Thornton, in connection with the 1995 Audited Bank Financial Statements relating to any review of the internal controls of the Bank by Grant Thornton. The 1995 Audited Financial Statements:
(i) present fairly the financial condition and results of operations of the Bank as of and for the dates or periods covered thereby in accordance with generally accepted accounting principles consistently applied throughout the periods involved; (ii) be based on the books and records of the Bank; (iii) contain and reflect reserves for all material accrued liabilities and for all reasonably anticipated losses, and set forth adequate reserves for loan losses and other contingencies, to the extent required by GAAP; and (iv) none of the 1995 Bank Audited Financial Statements will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading under GAAP.

          6.5  NO SOLICITATION.

               (a) Bank shall not, and will cause each of its officers, directors, employees, agents, legal and financial advisors and Affiliates not to, directly or indirectly, make, solicit, encourage, initiate or, except as permitted in this Section 6.5, enter into any agreement or agreement in principle, or announce any intention to do any of the foregoing, concerning the acquisition of Bank, or substantially all of the Bank's business and properties or a majority of Bank's Equity Securities or debt securities, whether by purchase, merger (other than by the Company), purchase of assets, tender offer or otherwise (an "Alternative Transaction").

               (b) Bank shall not, and will cause each of its officers, directors, legal and financial advisors, agents and Affiliates not to, directly or indirectly, participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, or assist or participate in, facilitate or encourage, any effort or attempt to effect or seek to effect, any Alternative Transaction with or involving any Person other than the Company, unless Bank shall have received an unsolicited written offer from a Person other than the Company to effect an Alternative Transaction and the Board of Directors of Bank is advised in writing by outside legal counsel that in the exercise of the fiduciary obligations of the Board of Directors such information should be provided to or such discussions or negotiations undertaken with the Person submitting such unsolicited written offer.

               (c) Bank will promptly communicate to the Company the receipt of any proposal with respect to any Alternative Transaction, and will keep the Company informed as to the status of any such proposal; PROVIDED, HOWEVER, that Bank shall not be required to disclose any matters which, in the written opinion of outside legal counsel, may not be disclosed in the exercise of the fiduciary obligations of the Board of Directors.

          6.6 CERTAIN LOANS AND OTHER EXTENSIONS OF CREDIT. The Bank will promptly inform the Company of the amounts and categories of any loans, leases or other extensions of credit that have been criticized special mention or classified by any bank regulatory authority or deemed by the Bank to require special attention pursuant to its internal policies (collectively "Classified Credits"). In addition, the Bank will furnish to the Company, as soon as practicable, and in any event within seven days after receipt by the Bank's Board of Directors, schedules including the following: (a) Classified Credits;
(b) nonaccrual credits; (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status; (d) participating loans and leases, stating, with respect to each, whether it is purchased or sold, the loan or lease type, and the originating unit; (e) loans or leases (including any commitments) by the Bank to any director, officer or shareholder holding 5% or more of the capital stock of such party; (f) letters of credit; (g) loans or leases charged-off during the previous month; (h) loans or leases written down during the previous month; and (i) other real estate or assets owned, stating with respect to each its type.

          6.7 BREACHES. Bank shall, in event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and, without limiting the Company's rights under paragraph 14.1(a)(ii), the Bank shall use its best efforts to prevent or promptly remedy the same.

          6.8 SHAREHOLDER APPROVAL. As soon as practicable, Bank shall prepare the Proxy Statement and take all action necessary in accordance with applicable Rules and its Charter Documents to submit to its shareholders for approval, and Bank shall use its best efforts to obtain shareholder approval by May 31, 1996, or as soon thereafter as is reasonably possible, of the Agreement and the other transactions contemplated hereby. In connection with such submission, subject to its fiduciary obligations specified in Section 6.5(b) the Board of Directors shall recommend shareholder approval of all the matters referred to in this
Section 6.8 and Bank shall use its best efforts to obtain such shareholder approval.

          6.9 COMPLIANCE WITH RULES. The Bank shall comply with the requirements of all applicable Rules, the noncompliance with which would materially and adversely affect the assets, liabilities, business, financial condition, results of operations or prospects of Bank.

          6.10 TERMINATION OF THE BANK'S EMPLOYEE STOCK OPTION PLAN AND AGREEMENTS. The Bank will take all steps necessary to cause the Bank Stock Option Plan to be terminated as of or prior to the Effective Time of the Merger, will grant no additional options under said plan prior to the Effective Time of the Merger, and, except for any presently outstanding options which are not exercised in accordance with the terms and provisions of the Bank Stock Option Plan and will be assumed under the Company's 1993 Stock Option Plan, will use its best efforts to cause any options outstanding thereunder (irrespective of their exercise price and whether or not then presently exercisable or fully vested) to be canceled as of or prior to the Effective Time of the Merger together with a release of all claims against the Bank or the Surviving Bank related to such options against payment of the Aggregate Option Price.

          6.11 OFFICERS AND EMPLOYEES. Within ninety (90) days following the date of this Agreement, the Company agrees to complete interviews with each officer and employee of Bank. Within a twenty (20) day period following the completion of the interviews, the Company shall provide a list of such officers and employees that the Company desires the Bank to retain following the Merger. Officers and employees of the Bank not on such list will be terminated by the Bank prior to the Effective Time of the Merger, and Bank will use its reasonable best efforts to obtain appropriate releases, the form of which has been approved by the Company, from such officers and employees. In addition, each officer and employee of the Bank that is on the list as described in the previous sentence will be required to indicate in writing to the Company that such officers and employees will agree to the Bank's employment policies, procedures and Handbook, acknowledge his or her at-will employment status while employed by the Bank, and acknowledge his or her salary or compensation and title while employed by the Bank, and acknowledge the limitation on vesting for employee benefits, in the form attached as EXHIBIT 6.11(a). The Bank also will terminate all Bank Employment Agreements specified in EXHIBIT 4.11(a) prior to the Effective Time of the Merger, without any liability to the Bank and/or the Company, except the Company and the Bank will enter into employment contracts for Mr. Hugh S. Smith, Jr. and Mr. Joseph J. Digange under the terms and condition as specified in
Exhibit 6.11(b).


          6.12 TERMINATION OF CONTRACTS AND ACCRUAL OF LIABILITIES. Upon determination by the Company, the Bank shall obtain the termination of any contracts, commitments or Understanding as defined in Section 4.12(vi), and pay any termination fees, for the future purchase of materials, supplies, services, merchandise or equipment, the price of which exceeds $1,000 prior to the Determination Date. Before the end of the month prior to the Closing Date, the Bank shall have paid, or set-up adequate accruals for the payment of, all material expenses that the Bank shall be liable for up to the Closing Date, including, but not limited to, all accounting, attorney fees and data processing costs and related costs in connection with this Agreement.

          6.13 EXECUTION OF AGREEMENT OF MERGER. As soon as possible after organization of Monarch Merger Corporation, subject to receipt of any and all necessary approvals and permits by any Governmental Entity, the Bank shall execute the Agreement of Merger, the Agreement of Merger and any and all related documents.

          6.14 ACCOUNTANTS. Promptly upon request of the Company, the Bank will ask its accountants to permit the Company or its representatives to review and examine the work papers relating to the Bank's audited financial statements for the years ended December 31, 1993, 1994 and 1995, and the pending audit for the year ended December 31, 1995, and the Bank will permit such accountants to discuss with the Company any matter relating to the audits of the Bank. In addition, the Bank will make available to the Company copies of each management letter or other letter delivered to the Bank by its accountants in connection with such financial statements or relating to any review by its accountants of the internal controls of the party since January 1, 1992, unless previously provided to the Company and the Bank has instructed its accountants to make available for inspection by the Company or its representatives all reports and working papers produced or developed by its accountants in connection with their examination of such financial statements, as well as all such reports and working papers for any periods for which any tax of the party has not been finally determined or barred by applicable statutes of limitation.

          6.15 CORPORATE ACTION. The parties shall each take or cause to be taken all necessary corporate action required to carry out the transactions contemplated in this Agreement.

          6.16 REGULATORY APPROVALS. Promptly following execution of this Agreement, the parties hereto shall prepare, submit and file, or cause to be prepared, submitted and filed, all applications for approvals and consents as may be required of any of them, respectively, by applicable law and regulations with respect to the transactions contemplated by this Agreement, including without limitation any and all applications required to be filed with the California State Banking Department, the FRB, the FDIC and such other Governmental Entity as the Company or the Bank may reasonably believe necessary. Each party shall cooperate with the other in the preparation of all of such applications and will furnish promptly upon request all documents, information, financial statements or other materials as may be required in order to complete such applications. Each party shall afford the other a reasonable opportunity to review all such applications (except confidential portions thereof) and all amendments and supplements thereto before filing. The Company and the Bank each covenant and agree that any and all information furnished by it to the other for inclusion in such applications will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          6.17 NECESSARY CONSENTS. In addition to the regulatory approvals referred to in Section 6.16, the parties hereto shall each apply for and diligently seek to obtain all other third party consents or approvals which may be necessary for the consummation of the Merger, including, without limitation, the written consent of any lessors of real and personal property which property cannot be assigned without the written consent of the other such lessors.

          6.18 FURTHER ASSURANCES. The parties agree that from time to time, whether prior to, at or after the Effective Time of the Merger, they will execute and deliver such further instruments of conveyance and transfer and take such other action as may reasonably be expected to consummate the transactions contemplated hereby. The Company and the Bank each agrees to take such further action as may reasonably be requested by the other in order to consummate the transactions contemplated by this Agreement and that are not inconsistent with the other provisions hereof.

          6.19 BANK EMPLOYEE BENEFITS. Except as set forth in Exhibit 6.19, the Bank shall cause all employee benefits and benefit programs of the Bank to be terminated except as otherwise provided by applicable labor laws as of the Effective Time of the Merger.

          6.20 ENVIRONMENTAL REPORTS. Except as otherwise agreed to in writing by the Company, Bank shall provide of the Company, as soon as reasonably practical, but not later than

45 days after the date hereof, a report of a phase one environmental investigation on all property owned, leased or operated by Bank as of the date hereof (other than space in retail and similar establishments leased by the Bank for automatic teller machines) and within ten days after the acquisition or lease of any real property acquired or leased by Bank after the date hereof (other than space in retail and similar establishments leased or operated by the Bank for automatic teller machines), except as otherwise provided in Section 6.2(xxxiii). If required by the phase one investigation in the Company's reasonable opinion, Bank shall provide to the Company a report of a phase two investigation on properties requiring such additional study. The Company shall have 15 business days from the receipt of any such phase two investigation report to notify Bank of any objection to the contents of such report. Should the cost of taking all remedial and corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of Two Hundred Thousand Dollars ($200,000) as reasonably estimated by an environmental expert retained for such purpose by the Company and reasonably acceptable to the Bank, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be $200,000 or less with any reasonable degree of certainty, the Company shall have the right to terminate the Agreement pursuant to Article IV, Section 14.1(d) hereof, for a period of 10 business days following receipt of such estimate or indication that the cost of such actions and measures.

          6.21 NO CONFLICTS; DEFAULTS. The execution, delivery and performance of the Agreement of Merger and the consummation of the transactions contemplated therein, and compliance by Bank with any provision thereof will not
(a) conflict with or result in a breach of, or default or loss of any benefit under, any provision of its Charter Documents or, except as set forth in Exhibit
6.21 any material agreement, instrument or obligation to which the Surviving Bank will become a party or by which the property of the Surviving Bank will become bound or give any other party to any such agreement, instrument or obligation the right to terminate or modify any term thereof; (b) except for the prior approval of the FDIC and the Superintendent and as set forth in Exhibit 6.21, require any Consents; or (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of the Surviving Bank; or (d) violate the Charter Documents or any Rules to which the Surviving Bank is subject.

          6.22 STOCK OFFERING. The Bank will assist the Company in connection with the preparation of the offering materials for the issuance of the Company Common Stock contemplated by this Agreement, and such assistance will include, but not necessarily be limited to, the preparation or provision, as appropriate, of information concerning the business, properties and personnel of the Bank needed in connection with the issuance of the Company Common Stock and the closing of the private placement offering. Such information to be supplied by Bank will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not intentionally misleading.

                                  ARTICLE VII

                 COVENANTS OF THE COMPANY PENDING EFFECTIVE TIME

          7.1 BEST EFFORTS. The Company shall use its best efforts to bring about the satisfaction of the conditions specified in Articles IX and X hereof.

          7.2 CONDUCT OF BUSINESS. Unless the Bank shall give its prior consent, which consent will not be unreasonably withheld, until the Effective Time, or unless otherwise indicated the Company will and will cause Monarch Bank to:

               (i) conduct its affairs and business in the usual and ordinary course, generally consistent with past practice, and in accordance with safe and sound practices;

               (ii) refrain from amending its Charter Documents except to the extent as may be required or contemplated by this Agreement;

               (iii) use its best efforts to preserve its business organization intact and to retain its present officers and employees in a manner consistent with the Company's other obligations under this Agreement;

               (iv) use its best efforts to preserve the goodwill of Monarch Bank's depositors, customers and those having business relations with the Company or Monarch Bank, refrain from amending, modifying, terminating or failing to renew or preserve its business organization, material rights, franchises, Permits, and refrain from taking any action which would jeopardize the continuance of the goodwill of its customers where such action would have, taken as a whole, a material adverse effect on the financial condition, or results of operations of the Company in a manner consistent with the Company's other obligations under this Agreement;

               (v) duly and timely file all reports and returns required to be filed with any federal, state or local governmental authority unless any extensions have been duly granted by such authorities;

               (vi) maintain its books of account and records in the regular manner substantially in accordance with all applicable statutory and regulatory requirements applied on a consistent basis;

               (vii) advise the Bank promptly in writing of any material adverse change known to the Company in the capital structure, financial condition, results of operations, or of any event or condition which with the passage of time is reasonably likely to result in a material adverse change in the capital structure, financial condition or results of operations of the Company or Monarch Bank, or in the event the Company determines that the Merger will not be consummated because of any inability to meet the conditions to the performance of the Bank set forth in Article X or of any matter which would make the representations and warranties set forth in Article V hereof not true and correct in any material respect at the Closing;

               (viii) the Company agrees that through the Effective Time of the Merger, as of their respective dates, (i) each of the filings with any regulatory agency will be true and complete in all material respects; and (ii) each of the filings with any regulatory agency will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading.
Any financial statement contained in any of such filings that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with GAAP or applicable banking regulations consistently applied, except as stated therein, during the periods involved;

               For purposes of this Section 7.2, the Bank shall be deemed to have given its consent to any action which is contrary to any specified covenant set forth in this section if, within five (5) Business Days, or two (2) Business Days for loans, after actual receipt by the Bank of written notice from the Company of the Company's intention to act contrary to any of the specified covenants set forth in this section, the Bank shall not have delivered to the Company written objection to any such action.

          7.3 ACCESS TO INFORMATION. The Company will afford, and will cause Monarch Bank to afford, the Bank, its representatives, counsel, accountants, agents and employees (collectively "Representatives"), access during normal business hours to all of their business, operations, properties, books, files and records and will do everything reasonably necessary to enable the Bank and its Representatives to make a complete examination of the financial statements, books, records, loans and leases, operating reports, audit reports, contracts and documents, and all other information with respect to assets and properties of the Company and Monarch Bank and the condition thereof, and to update such examination at such intervals as the Bank shall deem appropriate. Such access shall include reasonable access by the Bank or its representatives to auditors' work papers with respect to the business and properties of the Company and Monarch Bank, other than (i) books, records and documents covered by the attorney-client privilege, or which are attorneys' work product, and (ii) books, records and documents that the Company or Monarch Bank is legally obligated to keep confidential. Such examination shall be conducted in cooperation with the officers of the Company and in such a manner as to minimize, to the extent possible consistent with the conducting of a comprehensive examination, any disruption of, or interference with, the normal business operations of the Company and Monarch Bank. No such examination, however, shall constitute a waiver or relinquishment on the part of the Bank to rely upon the representations and warranties made by the Company herein or pursuant hereto; provided, that the Bank shall disclose any fact or circumstance it may discover which it believes renders any representation or warranty made by the Company hereunder incorrect in any respect. The Bank will hold in strict confidence all documents and information concerning the Company so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement or as may be necessary for the accomplishment of the purposes of such examination) and, if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents including all copies shall be returned to the Company.

          In the event the Merger provided for hereby is not consummated for any reason, the Bank shall not, directly or indirectly: (i) utilize for its own benefit any Confidential Information regarding the Company or Monarch Bank (as hereinafter defined) or (ii) disclose to any person any such Confidential Information.

          7.4 BREACHES. The Company shall, in event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, given prompt written notice thereof to Bank and, without limiting Bank's rights under paragraph 14.1(a)(ii), the Company shall use its best efforts to prevent or promptly remedy the same.

          7.5 COMPLIANCE WITH RULES. The Company shall comply with the requirements of all applicable Rules, the noncompliance with which would materially and adversely affect the assets, liabilities, business, financial condition, or results of operations of the Company taken as a whole. The Company shall also comply with all securities statutes, rules and regulations, whether federal or state, in connection with the private placement offering. Except for information supplied by the Bank pursuant to Section 6.22, the information contained in the private placement memorandum shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          7.6 CORPORATE ACTION. The Company shall take or cause to be taken all necessary corporate action required to carry out the transactions contemplated in this Agreement and the Agreement of Merger, including without limitation, all necessary action required to organize and fund Monarch Merger Corporation to cause it to be free of all debt at the Effective Time of the Merger and the approval of the Agreement of Merger.

          7.7 REGULATORY APPROVALS. Promptly following execution of this Agreement, the parties hereto shall prepare, submit and file, or cause to be prepared, submitted and filed, all applications for approvals and consents as may be required of any of them, respectively, by applicable law and regulations with respect to the transactions contemplated by this Agreement, including without limitation any and all applications required to be filed with the Superintendent, the FDIC, the FRB and such other Governmental Entity as the Company or the Bank may reasonably believe necessary. Each party shall cooperate with the other in the preparation of all of such applications and will furnish promptly upon request all documents, information, financial statements or other materials as may be required in order to complete such applications. Each party shall afford the other a reasonable opportunity to review all such applications (except confidential portions thereof) and all amendments and supplements thereto before filing. The Company and the Bank each covenant and agree that any and all information furnished by one party to the other for inclusion in such applications will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          7.8 NECESSARY CONSENTS. In addition to the regulatory approvals referred to in Section 7.7, the parties hereto shall each apply for and diligently seek to obtain all other third party consents or approvals which may be necessary for the consummation of the Merger, including, without limitation, the written consent of any lessors of real and personal property which property cannot be assigned without the written consent of the other such lessors.

          7.9 FURTHER ASSURANCES. The parties agree that from time to time, whether prior to, at or after the Effective Time of the Merger, they will execute and deliver such further instruments of conveyance and transfer and take such other action as may reasonably be expected to consummate the transactions contemplated hereby. The Company and the Bank each agree to take such further action as may reasonably be requested by the other in order to consummate the transactions contemplated by this Agreement and that are not inconsistent with the other provisions hereof.

          7.10 EMPLOYEE BENEFITS. The Company shall, with respect to each person who becomes an employee of the Company or any existing subsidiary of the Company or remains an employee of the Bank, following the Closing Date (each a "Continued Employee"), provide the benefits described in this Section 7.10. Subject to the right of subsequent amendment, modification or termination in the Company's sole discretion, each Continued Employee shall be entitled, as a new employee of the Company, to participate in such employee benefit plans, as defined in Section 3(3) of ERISA, or any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, or other employee benefit or fringe benefit programs that may be in effect generally for employees of the Company (the "Company Plans"), if and as a Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof. All such participation shall be subject to the terms of such plans as may be in effect from time to time and this Section 7.10 is not intended to give Continued Employees any rights or privileges superior to those of other employees of the Company. The Company may terminate or modify all Employee Plans and the Company's obligation under this Section 7.10 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, the Company shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any the Company Plans in which Continued Employees may participate, credit each Continued Employee with his or her term of service with the Bank.

          7.12  INDEMNIFICATION AND INSURANCE.

               (a) The Company will cause the Bank to maintain in effect policies of directors' and officers' liability insurance (with such coverage, terms and conditions as are no less advantageous than the insurance presently maintained by the Company with respect to its officers and directors) with respect to all matters arising from facts or events which occurred before the Effective Time of the Merger for which the Bank would have had an obligation to indemnify its directors and officers. The Company will also indemnify the continuing officers and directors of the Bank to the extent authorized by the Articles of Incorporation and Bylaws of the Company.

               (b) If the Company or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such Merger or merger or
(ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, the Company shall take no action to impair the rights provided in this Section 7.12.

          7.13 EXECUTION OF AGREEMENT OF MERGER. As soon as practicable after the organization of Monarch Merger Corporation, the Company shall cause Monarch Merger Corporation to execute the Agreement of Merger.

          7.14 STOCK OFFERING. Within 60 days from the date of this Agreement, the Company shall provide evidence reasonably satisfactory to the Bank of either
(a) an amount of cash and loans to fund at least 80% of the Aggregate Purchase Price, or (b) commitments in the form attached as Exhibit 5.10 from qualified investors equal to at least 100% of the Aggregate Purchase Price. The Company intends to conduct a Regulation D private placement offering in order to raise sufficient cash capital, when combined with the Company's borrowings and other financing sources, to carry out the transaction contemplated by this Agreement.

          7.15 AUTHORIZATION. The execution and delivery of the Agreement of Merger and the consummation of the transactions contemplated thereby will have been duly authorized by the Board of Directors of Monarch Merger Corporation. The Agreement of Merger will constitute a legal, valid and binding agreement of Monarch Merger Corporation in accordance with its respective terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors rights and the application of equitable principles in any action, legal or equitable. Monarch Merger Corporation will have full corporate power and authority to perform its obligations under the Agreement of Merger and the transactions contemplated thereby.

          7.16 NO CONFLICTS; DEFAULTS. The execution, delivery and performance of the Agreement of Merger and the consummation of the transactions contemplated therein, and compliance Monarch Merger Corporation with any provision thereof will not (a) conflict with or result in a breach of, or default or loss of any benefit under, any provision of its Charter Documents or, except as set forth in Exhibit 7.16 any material agreement, instrument or obligation to which Monarch Merger Corporation will become a party or by which the property of the Monarch Merger Corporation will become bound or give any other party to any such agreement, instrument or obligation the right to terminate or modify any term thereof; (b) except for the prior approval of the FDIC, the FRB and the Superintendent and as set forth in Exhibit 7.16, require any Consents; or (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of the Monarch Merger Corporation; or (d) violate the Charter Documents or any Rules to which the Monarch Merger Corporation is subject.

          7.17 ACCURACY OF INFORMATION FURNISHED. Except as to any statements or information which shall include projections or forecasts, none of the statements or information made or contained in any of the covenants, representations or warranties of the Company set forth in this Agreement or in any of the schedules, exhibits, lists, certificates or other documents furnished herewith contains any untrue statement of a material fact required to be stated herein or therein or necessary to make the statements or information contained herein or therein, in light of the circumstances in which they were made, not misleading. As to any such information or statements which include projections or forecast, such information or statements are based upon assumptions believed by the Company to be reasonable. The Company shall further amend or supplement the schedule as of the Closing Date if necessary to reflect any additional changes in the status of the Company.


                                  ARTICLE VIII

               MEETING OF SHAREHOLDERS AND FEDERAL SECURITIES LAWS

          The parties covenant and agree as follows:

          8.1 SHAREHOLDER MEETING. The Bank will, by May 31, 1996, or as soon thereafter as is reasonably possible, cause either (i) a meeting of its shareholders (hereinafter referred to as the "Bank Meeting") to be duly called and held upon requisite notice, or (ii) to obtain the required written consents in accordance with the California Corporations Code for the purpose of:

               (i) authorizing and approving this Agreement and the transactions contemplated herein; and

               (ii) conducting such other business as its Board of Directors deems advisable and proper in connection therewith;

               The Bank, through its Board of Directors, will recommend that its shareholders approve the transactions contemplated hereby, and it will use its best efforts to obtain the affirmative votes of the holders of the largest possible percentage of its outstanding Common Stock, so long as it is consistent with its fiduciary obligation to do so.

          8.2 FEDERAL SECURITIES LAWS. In obtaining the consent of its shareholders of the matters described in Section 8.1 hereof, the Bank and its respective officers, directors and controlling shareholders, in all respects, comply with Sections 10 and 14 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules and regulations of the SEC promulgated under the 1934 Act applicable to commercial banks which are not reporting companies, other applicable provisions of the United States Code, the rules and regulations of the Superintendent and the securities laws of all states in which shareholders of the parties reside.

          Without in any way limiting the generality of the foregoing, the Bank agrees that the Notice of Meeting, Proxy Statement submitted in connection therewith, Form of Proxy and other solicitation materials that will be used in soliciting the aforesaid shareholder approvals and authorizations:

               (i) will be filed with, and not be used before the same are cleared for use by, the Superintendent, and other agencies having jurisdiction over the Bank and this transaction the securities administrators of all states in which their respective shareholders reside;

               (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that neither party warrants the accuracy or completeness of any information contained therein which is furnished to it by the other relating to the business, assets, properties, financial condition or management of the other or any corporation or person affiliated or contractually obligated to become affiliated therewith, whether by merger, acquisition or of assets or otherwise.

               (iii) The Bank, with cooperation from the Company if required, will use its best effort to obtain clearance by all appropriate regulatory authorities for the use of their Notice of Meeting, Proxy Statement, Form of Proxy and other solicitation materials. Each party will consult and cooperate with the other in the preparation of all such proxy solicitation material for the aforesaid Meeting and the Bank agrees not to transmit any proxy materials without the prior consent of the Company and its counsel.

               (iv) The Company and Bank shall each pay their own expenses in connection with the preparation and filing, including attorney fees, of the Notice of Meeting, Proxy Statement, form of Proxy and other solicitation materials.

          8.3 MAILING OF PROXY STATEMENT. The Bank and the Company each covenant and agree that they will use their best efforts and shall cooperate with each other in the preparation, filing and mailing of the Proxy Statement as soon as it reasonably practicable and is permitted under applicable law; it being the intention of the Bank to include its December 31, 1995 financial statements and information in the financial disclosures contained in the Proxy Statement.

          8.4  MATERIALS TO BE FURNISHED PRIOR TO MAILING DATES.

          On or prior to the Bank Mailing Date, the Bank (a) shall use its best efforts to cause Montgomery Securities or such other firm that shall be selected by the Bank in its discretion, subject to the reasonable approval of the Company, to deliver to the Company a copy of any letter to the Board of Directors of Bank, dated as of a date not more than five days prior to such Mailing Date, in form and substance satisfactory to the Company to the effect set forth in Section 10.4 hereof, and (b) shall have received a letter by a date not more than five days prior to such Mailing Date, to the effect that the consideration to be received by the shareholders of the Bank in the Merger is fair from a financial point of view, and (c) shall have received a letter by a date not more than five days prior to the Bank Mailing Date, of the valuation of dissenters rights shares as described in Section 1300.

          8.5 REGULATORY APPROVALS. The Bank and the Company each agree to use their best efforts to provide promptly such information and reasonable assistance as may be requested by the other party to this Agreement and to take promptly such other actions as shall be necessary or appropriate in order to consummate the transactions contemplated hereby. Without limiting the foregoing, the Bank and the Company will each (a) prepare, submit and file, or cause to be prepared, submitted and filed, all applications for all authorizations, consents, orders and approvals of federal, state, local and other governmental regulatory bodies and officials necessary under applicable law for the performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby, (b) use their best efforts to obtain all such authorizations, consents, orders and approvals as expeditiously as possible in accordance with the terms of this Agreement, and
(c) cooperate fully with each of the other parties to this Agreement in promptly seeking to obtain such authorizations, consents, orders and approvals, including without limitation, in each case, the approval of the FDIC and the Superintendent. The Bank and the Company each agree to promptly provide the other with copies of all applications referred to in clause (a) above and copies of all written communications, letters, reports or other documents delivered to or received from any regulatory authorities, and copies of all memoranda relating to discussions with such authorities, if any, with respect to the Merger, except that the Company and the Bank shall not be required to provide the Bank with any of the foregoing documents submitted or received on a confidential basis or which incorporate confidential information relating to other financial institutions.

                                   ARTICLE IX

              CONDITIONS PRECEDENT TO THE CONTEMPLATED TRANSACTIONS

          The obligations of the parties to consummate the transactions as provided for herein are subject to the fulfillment, at or prior to the Effective Time, of the conditions that:

          9.1 PERMITS AND APPROVALS. Appropriate permits or approvals from the FDIC, the Superintendent, the FRB and/or any other governmental agencies which are necessary to carry out the transactions contemplated in this Agreement, shall have been received, the United States Department of Justice shall not have taken any adverse action within the period allowed under 12 U.S.C. Section 1828(c)(6), and all other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied by December 31, 1996. Said permits and approvals shall include, but shall not be limited to, the following:

               (i) prior written approval from the Superintendent pursuant to the California Financial Code and the Federal Deposit Insurance Corporation pursuant to 12 U.S.C. Section 1828(c)(2) and the FRB pursuant to the BHC Act;

               (ii) to the extent required by applicable Rule, all Consents of any Governmental Entity, including, without limitation, those of the FRB, the FDIC and the Superintendent, shall have been obtained, granted or waived for organization of Monarch Merger Corporation and the Merger, and all applicable waiting periods under all rules shall have expired.

               (iii) all approvals and/or permits necessary for the Private Placement Offering described in Section 5.18 and any other necessary regulatory approvals and the issuance of approvals or assurances from the FDIC, the Superintendent, the FRB and any other necessary Governmental Entity having authority over the Merger that the approval of the Merger will be forthcoming that are satisfactory to the Company, that would allow the Company to commence the marketing of the private placement offering by the Company to complete the Merger as described in this Agreement.

          9.2  ABSENCE OF LITIGATION.  On the Closing Date and at the Effective
Time: (i) there shall be no action pending before any court of competent jurisdiction in which any injunction is sought by any governmental authority against the transactions contemplated hereby; and (ii) there shall be in effect no order, writ, injunction or decree of any court or governmental authority prohibiting the consummation of any of the transactions contemplated hereby.

          9.3 SHAREHOLDER APPROVAL. The Agreement, the Merger, and the other transactions contemplated hereby, shall have been approved by the holders of at least a majority of the issued and outstanding shares of Bank's Stock entitled to vote, and the requisite approval of the shareholder of Monarch Merger Corporation, by May 31, 1996, or as soon thereafter as is reasonably possible. Any and all other action required by the shareholders of the Bank or the Company to authorize or effect the transactions called for herein shall have been duly and validly taken.

          9.4 STOCK OFFERING. The Company shall close the private placement of its securities described in Section 5.18 by December 31, 1996, and combined with loans to the Company, dividends from Western Bank, and any other necessary financing source will provide for sufficient cash capital to carry out the transaction contemplated hereby.

                                    ARTICLE X

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANK

          All of the obligations of the Bank to consummate the transactions contemplated herein shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions, or their waiver by resolution of the Board of Directors of the Bank:

          10.1 LEGAL OPINION. The Bank shall have received the opinion of Knecht & Hansen, acting as counsel for the Company, dated as of the Closing Date, in substantially the form of EXHIBIT 10.1.

          10.2 CERTIFICATE OF NO DEFAULT. All covenants, terms and conditions of this Agreement to be complied with and performed by the Company at or before the Closing Date shall have been complied with and performed in all material respects and the representations and warranties of the Company contained in
Article V hereof shall have been true and correct in all material respects as of the Effective Time, with the same effect as though such representations and warranties had been made on and as of the Effective Time, except as otherwise specified in, or permitted or contemplated by, this Agreement. The Company shall have delivered certificates dated the Closing Date, signed by its President and Chief Financial Officer, certifying the fulfillment of this condition.

          10.3 CLOSING DOCUMENTS. The Company shall have delivered to the Bank all items required by the Bank pursuant to Section 3.3, all of which documents shall be properly executed and, if required by the Bank, acknowledged before a notary.

          10.4 EFFECTIVE PROXY STATEMENT. The Proxy Statement shall have been approved or otherwise become effective and no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by any regulatory agency at the Closing Date.

          10.5 REGULATORY APPROVALS AND RELATED CONDITIONS. Any and all governmental and regulatory approvals and consents referred to in Section 9.1 and any other section of this Agreement shall have been granted without the imposition of conditions, or with conditions subject to the approval of the Company and the Bank, that are or would have become applicable to the Company or the Surviving Bank, and that the Company reasonably and in good faith concludes would materially adversely affect the financial condition or operations of the Company or the Surviving Bank, or otherwise would be materially burdensome; provided, however, that conditions or requirements which are imposed on purchasers or acquired institutions by Governmental Entities in comparable transactions shall not be deemed to be a basis for excuse of performance under this Agreement. All actions necessary to authorize the execution, delivery and performance of the Agreement by the Company and consummation of the Merger by the Company and Monarch Merger Corporation shall have been duly and validly taken by the Board of Directors of the Company and the Monarch Merger Corporation.

          10.6 THIRD PARTY CONSENTS. The Company shall have obtained all consents of other parties to their material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the transactions contemplated herein to be consummated, without default, acceleration, breach or loss of rights or benefits thereunder.

          10.7 ABSENCE OF CERTAIN CHANGES. As of the Closing Date there shall not exist any of the following:

               (i) any change(s) in the financial condition or results of operation of the Company or Monarch Bank since December 31, 1995 which individually is or in the aggregate are materially adverse to the Company; or

               (ii) any damage, destruction, loss or event materially and adversely affecting the properties, business or prospects of the Company on a consolidated basis.

          10.8 VALIDITY OF TRANSACTIONS. The validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to the Bank hereunder, shall be subject to the approval, to be reasonably exercised, of counsel for the Bank.

          10.9 FAIRNESS OPINION. Prior to solicitation of shareholder approval, Bank shall have received an opinion pursuant to Section 8.4 confirming the fairness of the terms of the Merger from a financial perspective, and such opinion shall not have been withdrawn prior to the Effective Time of the Merger.

                                   ARTICLE XI

                    CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                 OF THE COMPANY

          All of the obligations of the Company to consummate the transactions contemplated herein shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions, or their waiver by resolution of the Board of Directors of the Company, as appropriate:

          11.1 LEGAL OPINION. The Company shall have received the opinion of Manatt, Phelps & Phillips, LLP, acting as counsel for the Bank, dated as of the Closing Date, in substantially the form of EXHIBIT 11.1.

          11.2 CERTIFICATE OF NO DEFAULT. All covenants, terms and conditions of this Agreement to be complied with and performed by the Bank at or before the Closing Date shall have been complied with and performed in all material respects and the representations and warranties of the Bank contained in Article IV hereof shall have been true and correct in all material respects as of the Effective Time, with the same effect as though such representations and warranties had been made on and as of the Effective Time, except as otherwise specified in, or permitted or contemplated by, this Agreement. The Bank shall have delivered to the Company a certificate, dated the Closing Date, signed by the President and Chief Financial Officer of the Bank, certifying the fulfillment of this condition.

          11.3 CLOSING DOCUMENTS. The Bank shall have delivered to the Company all items required by the Company pursuant to Section 3.4, all of which documents shall be properly executed and, if required by the Company, acknowledged before a notary.

          11.4 EFFECTIVE PROXY STATEMENT. The Proxy Statement shall have become effective and no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the SEC, FDIC, the Superintendent, the FRB or any blue sky authority at the Closing Date.

          11.5 BANK SHAREHOLDERS AGAINST MERGER. Bank shareholders voting against the Merger or Bank shareholders giving notice in writing to the Bank at or before the Bank's meeting that such shareholder dissents from the Merger, on a combined basis, shall hold not more than five (5) percent of the outstanding shares of the Bank.

          11.6 REGULATORY APPROVALS AND RELATED CONDITIONS. Any and all governmental and regulatory approvals and consents referred to in Section 9.1 and any other section of this Agreement shall have been granted without the imposition of conditions, or with conditions subject to the approval of the Company, that are or would have become applicable to the Company or the Surviving Bank and that the Company reasonably and in good faith concludes would materially adversely affect the financial condition or operations of the Company or the Surviving Bank, or otherwise would be materially burdensome; provided, however, that conditions or requirements which are imposed on purchasers or acquired institutions by

Governmental Entities in comparable transactions shall not be deemed to be a basis for excuse of performance under this Agreement.

          11.7 THIRD PARTY CONSENTS. The Company shall have obtained all consents of other parties to the Bank's material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the transactions contemplated herein to be consummated, without default, acceleration, breach or loss of rights or benefits thereunder.

          11.8 ABSENCE OF CERTAIN CHANGES. As of the Effective Time of the Merger there shall not exist any of the following: (i) any change(s) in the consolidated financial condition, or results of operation of the Bank since December 31, 1995, which individually is or in the aggregate are materially adverse to the Bank; (ii) any damage, destruction, loss or event materially and adversely affecting the properties, business or prospects of the Bank; or (iii) any material adverse change in the deposit structure of the Bank from the date of this Agreement to the Closing Date.

          11.9 TERMINATION OF BANK STOCK OPTION PLAN; OFFICERS AND EMPLOYEES. The Bank shall have caused the Bank's Stock Option Plan, and used its best efforts to cause the cancellation of any outstanding unexercised Stock Option Agreements not assumed by the Company's 1993 Stock Option Plan, to be terminated as of or prior to the Effective Time of the Merger and shall have obtained the consents or agreements specified in, and otherwise shall have complied with the terms of, Section 6.10. Pursuant to California Law and its employment policies and practices, the Bank shall have complied with Section 6.11 of this Agreement as of the Effective Time of the Merger. The Bank will also terminate all officers and employees not on the list contained in Section 6.11 and the employment agreements specified in Exhibit 4.11(a) prior to the Effective Time, without any liability to the Bank and/or the Company. The Company shall have received evidence satisfactory to it that all directors of the Bank have tendered their resignations, to be effective immediately after the Effective Time of the Merger.

          11.10 DIRECTOR AGREEMENTS. Pursuant to Section 2.9, concurrently with the execution of this Agreement, each director of the Bank shall enter into separate agreements with the Company in the form attached hereto as EXHIBIT "C".

          11.11 TERMINATION OF CONTRACTS. The Bank shall have terminated all contracts, commitments or understandings as defined in Section 4.12(v) for the future purchase of materials, supplies, services, merchandise or equipment, the price of which exceeds $1,000, and any expense incurred in connection with such terminations shall have been charged in full to the Bank prior the last day of the month preceding the Closing Date which have been designated by the Company and agreed to by the Bank. Before the Determination Date prior to the Closing Date, the Bank shall have paid, or set-up adequate accruals for the payment of all material expenses that the Bank shall be liable for up to the Closing Date, including, but not limited to, all accounting and attorney fees in connection with this Agreement.

          11.12 VALIDITY OF TRANSACTIONS. The validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to the Company hereunder, shall be subject to the approval, to be reasonably exercised, of counsel for the Company.

          11.13 EMPLOYEE BENEFIT PLANS. The Company shall have received satisfactory evidence that (i) all of the Bank's employee benefit plans, programs and arrangements, have been terminated on terms and conditions satisfactory to the Company, and (ii) all benefits payable under such plans, programs and arrangements have been paid.

          11.14 FAIRNESS OPINION. Prior to commencement of the marketing of the stock offering described in Sections 9.1(iii) and 9.4, the Company shall have received an opinion concerning the fairness of the terms of the Merger to the shareholders of the Company from a financial point of view.

          11.15 STOCK OFFERING. The Bank shall have provided such information as deemed necessary by the Company in connection with the sale of stock including but not limited to, certificates of its officers and directors attesting to, among other things, the truthfulness and correctness of the representations contained in this Agreement, opinions of legal counsel and comfort letters from the Bank's accountants.

          11.16 PROFESSIONAL FEES. The Bank's costs and expenses in connection with the transaction contemplated by this Agreement, including investment banker, accounting, attorney and any other costs and expenses, shall not exceed the amount that would be reasonable and customary for a transaction as described in this Agreement. In addition, the accounting and attorney fees and expenses, and related costs and expenses thereto, of the Bank shall not exceed $200,000.

                                  ARTICLE XII

                         DISSENTING SHAREHOLDERS OF BANK

          Any Bank shareholder who lawfully dissents shall be entitled to receive cash for the fair market value of his shares determined in accordance with Section 1300.

                                  ARTICLE XIII

                                    EXPENSES

          13.1 EXPENSES. All fees and out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                                  ARTICLE XIV

                                   TERMINATION

          14.1  TERMINATION OF THIS AGREEMENT.

          (a) Notwithstanding that this Agreement and the Agreement of Merger may have already been approved by shareholders of one or both of the constituent entities to the transactions contemplated by this Agreement, this Agreement may be terminated prior to the Effective Time of the Merger:

               (i) by mutual agreement of the parties, in writing;

               (ii) by (A) the Company immediately upon the expiration of 30 days from the date that the Company has given notice to the Bank of a material breach or default by the Bank in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder or (B) the Bank immediately upon the expiration of 30 days from the date that the Bank has given notice to the Company of a breach or default by the Company in the performance of any covenant, agreement, representation, warranty, (other than with respect to Sections 5.18 and 7.14 with respect to which termination shall be effective immediately unless otherwise agreed) duty or obligation hereunder except for Sections 7.14; provided, however, that no such termination shall be effective other than with respect to Sections 5.18 and 7.14, (which termination shall be effective immediately unless otherwise agreed) if, within such 30 day period, the breaching or defaulting party shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination;

               (iii) by the Company or the Bank if any governmental or regulatory authority denies or refuses to grant the approvals, consents or authorizations required to be obtained, or if any governmental or regulatory authority approves the transaction covered and contemplated by this Agreement upon conditions not reasonably acceptable to the Company, in order to consummate the transactions covered and contemplated by this Agreement. If any regulatory application filed pursuant to this Agreement hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information or undertaking by the Company, as a condition for approval, shall not be deemed to be a denial or disapproval so long as the Company diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of the Company (hereinafter referred to as the "appeal") then the application will be deemed denied unless the Company prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval.

               (iv) by the Company or the Bank if (A) the Board of Directors of the Bank approves a transaction (or the Bank executes a letter of intent or other agreement) pursuant to which any person or entity or related group of persons or entities acquires, directly or indirectly, record or beneficial ownership (as defined in Rule 13d3 promulgated by the SEC pursuant to the Exchange Act) or control of 10% or more of the outstanding shares of the Bank Common Stock or other securities of the Bank; (B) any person or entity or related group of persons or entities seeks to acquire 10% or more of the outstanding shares of the Bank Common Stock by tender offer or otherwise, and the Board of Directors of the Bank does not advise the Bank's shareholders that the Board does not support such tender offer or acquisition and that it supports the Merger; (C) if the Bank violates its covenant pursuant to Section 6.2 (xxiii) and (xxiv); or (D) the Merger does not receive the requisite approval of the Bank's shareholders.

          (b) Notwithstanding that this Agreement and the Agreement of Merger may have already been approved by shareholders of one or both of the constituent corporations to the

Merger, this Agreement shall be terminated prior to the Effective Time of the Merger if any conditions specified in Articles IX, X or XI have not been satisfied or waived in writing by the party authorized to waive such conditions unless mutually extended by the parties hereto.

          (c) REGULATORY ENFORCEMENT MATTERS. In the event that Bank or the Company or any of their respective subsidiaries shall, after the date of this Agreement, become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies which is material to Bank or the Company and their respective subsidiaries taken as a whole, then either the Company or the Bank may terminate this Agreement.

          (d) (Reserved)

          (e) Notwithstanding anything to the contrary contained herein:

               (i) If this Agreement is terminated by the Bank before the Closing Date pursuant to Sections 14.1(a)(ii)(B), (not including Sections 5.18 or 7.14) hereof, the Company shall pay to the Bank, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the direct expenses incurred by the Bank in connection with the transaction contemplated by this Agreement, within ten (10) business days of such termination; and

               (ii) If this Agreement is terminated by the Company before the Closing Date pursuant to Sections 14.1(a)(ii)(A) hereof, Bank shall pay to the Company, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby, and not as a penalty or forfeiture, the direct expenses incurred by the Company in connection with the transaction contemplated by this Agreement, within ten (10) business days of such termination.

               (iii) If this Agreement is terminated by the Company before the Closing pursuant to Section 14.1(a)(iv) hereof, the Bank will pay to the Company, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby, and not as a penalty or forfeiture, an amount equal to the product of (x) the difference between (A) the amount received by the Bank and its shareholders in the alternative transaction and (B) the Aggregate Purchase Price, and (y) .20, plus the direct and reasonable expenses incurred by the Company in connection with this transaction up to a maximum of $300,000, within ten (10) business days of such termination.

                                   ARTICLE XV

                               GENERAL PROVISIONS

          15.1 CONFIDENTIALITY. All Confidential Information disclosed heretofore or hereafter by any Party to this Agreement to any other Party to this Agreement shall be kept confidential by such other Party and shall not be used by such other Party otherwise than as herein contemplated, except to the extent that (a) it is necessary or appropriate to disclose to the jurisdiction over Bank or the Company or as may otherwise be required by Rule (any disclosure of Confidential Information to a Governmental Entity shall be accompanied by a request that such Governmental Entity preserve the confidentiality of such Confidential Information); or (b) to the extent such duty as to confidentiality is waived by the other Party. Such obligation as to confidentiality and non-use shall survive the termination of this Agreement pursuant to Article 10. In the event of such termination and on request of another Party, each Party shall use all reasonable efforts to (y) return to the other Parties all documents (and reproductions thereof) received form such other Parties that contain Confidential Information (and, in the case of reproductions, all such reproductions made by the receiving Party); and (z) destroy the originals and all copies of any analyses, computations, studies or other documents prepared for the internal use of such Party that include Confidential Information, unless otherwise advised by counsel in connection with any controversy under the Agreement.

          15.2 PUBLICITY. The Parties shall coordinate all publicity relating to the transactions contemplated by this Agreement, and no Party shall issue any press release, publicity statement, shareholder communication or other public notice relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the Parties except to the extent that independent legal counsel to the Parties, as the case may be, shall deliver a written opinion to the Parties that a particular action is required by applicable Rules.

          15.3  INDEMNIFICATION.

               (a) The Bank agrees to defend, indemnify and hold harmless the Company, its officers and directors, attorneys, and each person who controls the Company within the meaning of the Securities Act from and against any costs, damages, liability and expenses of any nature, insofar as such costs, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement, the Company's Private Placement Memorandum or any amendments or supplements thereto, or arise out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading based upon information with respect to the Bank furnished to the Company by or on behalf of the Bank specifically for use therein; provided, however, that the Bank shall not be liable in any such case to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Proxy Statement, the Company's Private Placement Memorandum or amendments or supplements thereto, in reliance upon and in conformity with information with respect to the Company furnished to the Bank by or on behalf of the Company specifically for use therein.

               (b) The Company agrees to defend indemnify and hold harmless the Bank, its officers and directors, its attorneys, accountants and each person who controls the Bank within the meaning of the Securities Act from and against any costs, damages, liabilities and expenses of any nature, insofar as any such costs, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact provided contained in the Proxy Statement, the Company's Private Placement Memorandum or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading based solely upon information with respect to the Company and its subsidiaries furnished to the Bank by or on behalf of the Company and its subsidiaries specifically for use therein; provided, however, that the Company will not be liable in any such case to the extent that any such cost, damage, liability or expenses arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Proxy Statement, the Company's Private Placement Memorandum or amendments or supplements thereto, in reliance upon and in conformity with information with respect to the Bank furnished to the Company by or on behalf of the Bank specifically for use therein.

               (c) Promptly after receipt by any party to be indemnified pursuant to this section ("Indemnified Party") of notice of (i) any claim or
(ii) the commencement of any action or proceeding, Indemnified Party will give the other party "(Indemnifying Party") written notice of such claim or the commencement of such action or proceeding. Indemnifying Party shall have the right, at its option, to compromise or defend, by its own counsel, any such matter involving Indemnified Party's asserted liability, at the expense of the Indemnifying Party. In the event that Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify Indemnified Party of its intention to do so, and Indemnified Party agrees to cooperate fully with Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability. In any event, Indemnifying Party shall have the right to participate in the defense of such asserted liability. In any event Indemnifying Party shall have the right to participate in the defense of such asserted liability.

          15.4 NOTICES. All notices, demands or other communications hereunder shall be in writing and be made by (a) hand delivery; (b) overnight mail; (c) United States mail, first class, certified or registered, postage prepaid; or
(d) facsimile transmission, and shall be deemed to have been duly given (i) on the date of service if delivered by hand or facsimile transmission (provided that telecopied notices are also mailed by United States mail, first class, certified or registered, postage prepaid); (ii) on the next day if delivered by overnight mail or delivery service; or (iii) 72 hours after mailing if mailed by United States mail, first-class, certified or registered, postage prepaid, and properly addressed as follows:

          (a) If to the Bank:

               Hugh S. Smith, Jr., Chairman of the Board
               Western Bank
               1251 Westwood Boulevard
               Los Angeles, California  90024
               Telecopier No.:  310/477-8611

          With copies to:

               Manatt, Phelps & Phillips, LLP
               11355 West Olympic Boulevard
               Los Angeles, California  90064
               Attn:  Gordon M. Bava, Esq.
               Telecopier No.:  310/312-4224

          (b) If to the Company:

               Mr. E. Lynn Caswell, President
               Monarch Bancorp
               30000 Town Center Drive
               Laguna Niguel, California  92677
               Telecopier No.:  714/495-3135

          With copies to:

               Loren P. Hansen, Esquire
               Knecht & Hansen
               1301 Dove Street, Suite 900
               Newport Beach, California  92660
               Telecopier No.:  714/851-1732

The persons or addresses to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this
Section 15.4.

          15.5 SUCCESSORS AND ASSIGNS. Subject to Section 7.12 and 15.3, all terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that, except as otherwise contemplated herein, this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto without the prior written consent of the other party to this Agreement and any purported assignment in violation of this Section 15.5 shall be null and void.

          15.6 THIRD PARTY BENEFICIARIES. Except as provided in Section 7.12, each party hereto intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person other than the parties hereto. As used in this Agreement, the term "party" or "parties" shall refer only to the Company, the Bank, the Surviving Bank or any of them.

          15.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

          15.8 GOVERNING LAW. This Agreement is made and entered into in the State of California and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

          15.9 CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

          15.10 WAIVER AND MODIFICATION. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. This Agreement, the Agreement of Merger and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Board of Directors of the Company and the Bank without action by their respective shareholders to the extent permitted by law. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties of their duly authorized agents.

          15.11 ATTORNEYS' FEES. In the event either of the parties to this Agreement brings an action or suit against the other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other party, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body have jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs (whether or not taxable as such).

          15.12 ENTIRE AGREEMENT. The making, execution and delivery of this Agreement by the parties hereto have not been induced by any representations, statements, warranties or agreements other than those herein expressed. This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

          15.13 SEVERABILITY. Whenever possible, each provision of this Agreement and every related document shall be interpreted in such manner as to be valid under applicable law. However, if any provision of any of the foregoing shall be invalid or prohibited under said applicable law, it shall be construed, interpreted and limited to effectuate its purpose to the maximum legally permissible extent. If it cannot be so construed and interpreted so as to be valid under such law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement, and this Agreement shall be construed to the maximum extent possible to carry out its terms without such invalid or unenforceable provision or portion thereof.

          15.14 EFFECT OF DISCLOSURE. Any list, statement, document, writing or other information set forth in, referenced to or attached to any schedule or exhibit delivered pursuant to any provision of this Agreement shall be deemed to constitute disclosure for purposes of any other schedule or exhibit required to be delivered pursuant to any other provision of this Agreement.

          15.15 KNOWLEDGE. Whenever any statement herein or in any schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or other person, such party or other person, who shall be an officer of a party, shall make such statement only after conducting an investigation which such person determines in good faith to be reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

          15.16 TERMINATION OF REPRESENTATION, WARRANTIES AND COVENANTS. The representations, warranties and covenants of each party contained herein or in any certificate or other writing delivered by such party pursuant hereto or in connection herewith shall not survive the Merger other than those provided for in Sections 13.1, 14.1(e), 15.1, 15.3, 15.11 and 15.12 which shall survive a termination.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                   MONARCH BANCORP



                                   By: /s/ John Rose
                                       -----------------------------------------
                                        John Rose, Chairman of the Board


                                   By: /s/ E. Lynn Caswell
                                       -----------------------------------------
                                        E. Lynn Caswell, President and Chief
                                        Executive Officer


                                   By: /s/ William C. Demmin
                                       -----------------------------------------
                                        William C. Demmin, Secretary




                                   WESTERN BANK



                                   By: /s/ Hugh S. Smith, Jr.
                                       -----------------------------------------
                                        Hugh S. Smith, Jr.
                                        Chairman of the Board and Chief
                                        Executive Officer


                                   By: /s/ Joseph J. Digange
                                       -----------------------------------------
                                        Joseph J. Digange
                                        President and Chief Operating Officer


                                   By: /s/ James D. McDowell
                                       -----------------------------------------
                                        James D. McDowell
                                        Secretary